                                                                   EXHIBIT 10.16

                           STOCK PURCHASE AGREEMENT

     This Stock Purchase Agreement (the "Agreement") is entered into effective as of September 4, 1997 by and among LITIGATION RESOURCES OF AMERICA, INC., a Texas corporation (the "Parent"), LITIGATION RESOURCES OF AMERICA-NORTHEAST, INC., a New York corporation (the "Buyer"), and MARTIN H. BLOCK, an individual ("Mr. Block" or "Seller"). Seller is the sole shareholder of BLOCK COURT REPORTING, INC., a District of Columbia corporation (the "Company"). The Company is the sole shareholder of Block Tape Transcription Services, Inc., a District of Columbia corporation ("Block Transcription"). Seller was the sole shareholder of Block Court Reporting Services, Inc., a District of Columbia corporation ("Block Predecessor") whose Certificate and Articles of Incorporation were revoked by Proclamation. Buyer, Parent and Seller may be hereinafter referred to collectively as the "Parties" and individually as a "Party."

     This Agreement contemplates a transaction in which the Buyer will purchase from the Seller, and the Seller will sell to the Buyer, all of the outstanding capital stock of the Company in return for cash and the other consideration set forth in SECTION 2 (b) below.

     Now, therefore, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows.

     1.  CERTAIN DEFINITIONS.

     "Accounts Payable Report" means a report prepared as of the time specified containing a summary of the outstanding accounts payable of the Company to each of its suppliers, court reporters or other creditors by creditor and age of each account payable.

     "Accounts Receivable" means all amounts due and owing to the Company by each of its customers.

     "Accounts Receivable Report" means a report prepared as of the time specified containing a summary of the outstanding Accounts Receivable of the Company by customer and age of each Account Receivable.

     "Accredited Investor" has the meaning set forth in Regulation D promulgated under the Securities Act.

     "Affiliate" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act.

     "Balance Sheet Report" means the balance sheet of the Company as of a given date showing the assets, liabilities and equity of the Company prepared by the Company in accordance with GAAP on a consistent basis as with prior time periods.

     "Basis" means any past or present fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction that forms or is reasonably likely to form the basis for any specified consequences.

     "Block Employment Agreement" means that certain Employment Agreement by and between the Company and Mr. Block.

     "Block Finder's Fee Agreement" means that certain Finder's Fee Agreement by and between the Parent and Mr. Block.

     "Block Noncompetition Agreement" means that certain Confidentiality and Noncompetition Agreement by and between the Buyer and Mr. Block.

     "Block Predecessor" means Block Court Reporting Services, Inc. a District of Columbia corporation.

     "Block Transcription" means Block Tape Transcription Services, Inc., a District of Columbia corporation and a wholly-owned subsidiary of the Company.

     "Buyer" shall mean Litigation Resources of America-Northeast, Inc., a New York corporation.

     "Buyer's Accountants" shall mean the independent certified public accounting firm of Coopers & Lybrand located in Houston, Texas.

     "Buyer's Disclosure Schedule" has the meaning set forth in SECTION 4B below.

     "Buyer Financial Statements" has the meaning set forth in SECTION 4B(D) below.

     "Buyer Indemnified Parties" has the meaning set forth in SECTION 7(B) below.

     "Cash Payment" has the meaning set forth in SECTION 2(B) below.

     "Charges" shall mean all federal, state, county, city, municipal, local, foreign or other governmental taxes at the time due and payable, levies, assessments, charges, liens, claims or encumbrances upon or relating to (i) any of a corporation's employees, payroll, income or gross receipts, (ii) any of a corporation's ownership or use of any of its assets, or (iii) any other aspect of a corporation's business.

     "Closing" has the meaning set forth in SECTION 2(C) below.

     "Closing Date" has the meaning set forth in SECTION 2(C) below.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Company" shall mean Block Court Reporting, Inc., a District of Columbia corporation.

     "Company's Accountants" shall mean the independent certified public accounting firm of Klavsner, Bartko & Dubinsky, P.A.

     "Confidential Information" means any information concerning the businesses and affairs of the Company that is not (a) generally known or available to the public; (b) after the date of this Agreement, generally known or readily available through no violation of this Agreement; or (c) in or does not hereafter become a part of the public domain through no violation of this Agreement.

     "Controlled Group" means the Company and any trade or business (whether or not incorporated) which together with the Company would be deemed to be a "single employer" within the meaning of ERISA Section 4001(b)(1) or subsections
(b), (c), (m) or (o) of Code Section 414.

     "Customarily Permitted Liens" shall mean:

     (a) Liens for ad valorem taxes, assessments or other governmental Charges or levies, not yet due and payable;

     (b) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other like Liens imposed by law, created in the ordinary course of business and for amounts not yet due (or which are being contested in good faith by appropriate proceedings or other appropriate actions which are sufficient to prevent imminent foreclosure of such Liens); and

     (c) easements (including, without limitation, reciprocal easement agreements and utility agreements), encroachments, variations and other restrictions, Charges or encumbrances customary to the type of real property affected and which do not impair the current use, occupancy, value or the marketability of title of the real property subject thereto.

     "Damages" has the meaning set forth in SECTION 7(B) below.

     "Effective Date" shall mean 12:01 a.m. on the Closing Date.

     "Effective Date Accounts Payable Report" means the Accounts Payable Report for the Company as of the Effective Date.

     "Effective Date Accounts Receivable" shall mean the entire amount of Accounts Receivable for the Company as of the Effective Date.

     "Effective Date Accounts Receivable Report" means the Accounts Receivable Report for the Company as of the Effective Date.

     "Effective Date Balance Sheet Report" means the Balance Sheet Report for the Company as of the close of business on the Effective Date.

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     "Employee Benefit Plan" means any (a) Employee Pension Benefit Plan, (b)
Employee Welfare Benefit Plan, or (c) personnel policy, stock option plan, collective bargaining agreement, bonus plan or arrangement, incentive award plan or arrangement, vacation policy, severance pay plan, policy or agreement, deferred compensation agreement or arrangement, executive compensation or supplemental income arrangement, consulting agreement, employment agreement and each other employee benefit plan, agreement, arrangement, program, practice or understanding which is not described in clause (a) or (b) of this sentence.

     "Employee Pension Benefit Plan" has the meaning set forth in ERISA SECTION 3(2), including, but not limited to, employee pension benefit plans, such as foreign plans, which are not subject to the provisions of ERISA.

     "Employee Welfare Benefit Plan" has the meaning set forth in ERISA SECTION 3(1), including, but not limited to, employee welfare benefit plans, such as foreign plans, which are not subject to the provisions of ERISA.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "Fiduciary" has the meaning set forth in ERISA SECTION 3(21).

     "Final Net Worth" means the Net Worth as of the Effective Date as determined in accordance with SECTION 2(E) below.

     "Financial Statements" has the meaning set forth in SECTION 4A(e) below.

     "GAAP" means generally accepted accounting principles as in effect from time to time.

     "Guaranteed Net Worth" means $75,000.

     "Income Statement Reports" means a statement of revenues and expenses of the Company as of a specified date prepared by the Company on an accrual basis and on a basis consistent with prior time periods.

     "IRS" means the United States Internal Revenue Service or such equivalent successor agency of the United States with the responsibility of assessing and/or collecting Taxes.

     "Investor" shall mean Pecks.

     "Knowledge" means an individual will be deemed to have "Knowledge" of a particular fact or other matter if:

     (a)  such individual is actually aware of such fact or other matter; or

     (b) a prudent individual could be expected to discover or otherwise become aware of such fact or other matter in the course of conducting a reasonably comprehensive investigation concerning the existence of such fact or other matter.

A person (other than an individual) will be deemed to have "Knowledge" of a particular fact or other matter if any individual who is serving as a director, officer, partner, executor, or trustee of such Person (or in any similar capacity) has Knowledge of such fact or other matter.

     "Liability" means any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.

     "Liens" means any mortgages, deeds of trust, liens, security interests, pledges, claims, charges, liabilities, obligations, or other encumbrances.

     "Net Worth" means the dollar amount of total assets minus the total liabilities of the Company as of a given time period as determined by the Balance Sheet Report as of such time period.

     "Note 1" has the meaning set forth in SECTION 2(B)(II) below.

     "Note 2" has the meaning set forth in SECTION 2(B)(III) below.

     "Notice of Action" has the meaning set forth in SECTION 7(B) below.

     "Notice of Election" has the meaning set forth in SECTION 7(B) below.

     "Ordinary Course of Business" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

     "Parent" has the meaning set forth in the preamble of this Agreement.

     "Party" shall mean, individually, the Buyer, the Parent or the Seller.

     "Parent Shares" means any of the shares of common stock of the Parent.

     "Parties" shall mean, collectively, the Buyer and the Seller.

     "PBGC" means the Pension Benefit Guaranty Corporation.

     "Pecks" shall mean Pecks Management Partners Ltd., a New York limited partnership.

     "Permitted Encumbrances" with respect to property of a Party shall mean (i) Security Interests expressly permitted, or consented in writing to by the other Party; (ii) Purchase Money

Liens; (iii) Customarily Permitted Liens; and (iv) Liens of judgment creditors provided such Liens do not exceed $3,000 individually or $15,000 in the aggregate (other than Liens bonded or insured to the reasonable satisfaction of the other Party).

     "Person" means an individual, a partnership, a limited liability company, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

     "Pledge Agreement" has the meaning set forth in SECTION  5(A) below.

     "Prohibited Transaction" has the meaning set forth in ERISA Section 406 and Code Section 4975.

     "Public Offering" means the sale by the Parent of any of its securities for cash in an underwritten public offering registered on the appropriate form with the Securities and Exchange Commission.

     "Purchase Money Liens" shall mean Liens incurred in connection with the acquisition of any asset; provided that (i) each such Lien shall attach only to the asset to be acquired, (ii) a description of the asset so acquired is furnished to the other Party, and (iii) the indebtedness incurred in connection with such acquisitions shall not individually exceed $3,000 or in the aggregate exceed $15,000.

     "Purchase Price" has the meaning described in SECTION 2(B) below.

     "Registration Rights Agreements" has the meaning set forth in SECTION 7(A)(ix) below.

     "Reportable Event" has the meaning set forth in ERISA SECTION 4043.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Security Interest" means any mortgage, pledge, lien, encumbrance, charge, or other security interest, other than (a) mechanic's, materialmen's and similar liens, (b) liens for Taxes not yet due and payable or for Taxes that the taxpayer is contesting in good faith through appropriate proceedings, (c) Purchase Money Liens and liens securing rental payments under capital lease arrangements, and (d) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

     "Seller" shall mean Mr. Block.

     "Seller's Disclosure Schedule" has the meaning set forth in SECTION 4A below.

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     "Senior Lender" shall mean Texas Commerce Bank, N.A.

     "Shareholders' Agreement" shall mean that certain First Amended and Restated Shareholders' Agreement by and among the Buyer and its shareholders, or such other form of shareholders' agreement as may be required by Parent.

     "Subject Shares" means all of the issued and outstanding capital stock of the Company, all of which are described in SECTION 4A(b) of the Seller's Disclosure Schedule.

     "Subordination Agreements" means those certain Subordination Agreements of even date herewith entered into among Seller and any of the Company, the Parent, Affiliates, and holders of Senior Indebtedness (as such term is defined in Note 1 or Note 2).

     "Subsidiary" means any corporation with respect to which a specified Person (or a Subsidiary thereof) owns a majority of the common stock or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors thereof.

     "Tax" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium windfall profits, environmental (including taxes under Code Section 5(A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

     "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

     2.   PURCHASE AND SALE OF SUBJECT SHARES.

     A. BASIC TRANSACTION. On and subject to the terms and conditions of this Agreement, the Buyer agrees to purchase from the Seller, and the Seller agrees to sell to the Buyer, all of the Subject Shares for the consideration specified below in this SECTION 2.

     B. PURCHASE PRICE. The purchase price is One Million, One Hundred Thousand and No/100 Dollars ($1,100,000.00) to be paid and delivered by the Buyer to the Seller on the Closing Date, subject to adjustments thereto under this Agreement, as follows (collectively, the "Purchase Price"):

          (i) Subject to the provisions of SECTION 2(F), by wire transfer to the Gnessin & Waldman Escrow Account for the benefit of Seller, in the amount of Six Hundred Thousand and No/100 Dollars ($600,000.00) (the "Cash Payment")

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

          (ii) Subject to the provisions of SECTION 2(F), a convertible subordinated promissory note in substantially the form of EXHIBIT A-1 in the amount of Two Hundred Forty Thousand and No/100 Dollars ($240,000.00), bearing interest and being due, payable, convertible and subordinated as provided therein ("Note 1"); and

          (iii) Subject to the provisions of SECTION 2(F), a convertible subordinated promissory note in substantially the form of EXHIBIT A-2 in the amount of Three Hundred Sixty Thousand and No/100 Dollars ($360,000.00), bearing interest and being due, payable, convertible and subordinated as provided therein ("Note 2").

     C. THE CLOSING. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place effective as of the effective date hereof by Seller delivering to Buyer, and Buyer delivering to Seller, by overnight courier, the items described in SECTION 2(D) below, except for Seller delivering the Cash Payment by wire transfer, unless otherwise mutually agreed, on the effective date hereof (the "Closing Date").

     D. DELIVERIES AT THE CLOSING. At the Closing, (i) the Seller will deliver to the Buyer the various certificates, instruments, and documents referred to in SECTION 6(A) below, (ii) the Buyer will deliver to the Seller the various certificates, instruments, and documents referred to in SECTION 6(B) below, (iii) the Seller will deliver to the Buyer stock certificates representing all of the Subject Shares, endorsed in blank or accompanied by duly executed assignment documents, and (iv) the Buyer will deliver to the Seller the Purchase Price.

     E. DETERMINATION OF FINAL NET WORTH. The Effective Date Balance Sheet Report, the Effective Date Accounts Receivable Report and the Effective Date Accounts Payable Report (collectively, the "Effective Date Financial Reports") shall be prepared by the Company and the Company's Accountants as promptly as possible after the Closing, and the Seller shall deliver the Effective Date Reports to the Buyer and the Buyer's Accountants as soon as possible but in no event later than 30 days after the Closing Date. The Buyer's Accountants shall review the Effective Date Financial Reports (including any corresponding work papers of Company's Accountants) and report to the Company's Accountants in writing within 15 days of receipt thereof of any discrepancy. If the Company's Accountants and the Buyer's Accountants cannot resolve such discrepancy within 15 days after the Company's Accountants receipt of such report, then they shall so notify the Seller and the Buyer, and the Seller and the Buyer shall attempt to resolve the discrepancy within 15 days of such notice. If the Seller and the Buyer cannot resolve the discrepancy to their mutual satisfaction, another independent public accounting firm acceptable to the Seller and the Buyer shall be retained to review the Effective Date Financial Reports. Such firm's conclusions as to any accounting issues relating to the Effective Date Financial Reports for purposes of determining the Final Net Worth of the Company shall be conclusive. The Seller and the Buyer shall share equally in the expenses of retaining such accounting firm. The Buyer shall pay the expenses of the Buyer's Accountants for their review of the Effective Date Financial Reports, and the Seller shall pay the expenses of Company's Accountants for their review of the Effective Date Financial Reports.

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     F.   POST-CLOSING ADJUSTMENT OF PURCHASE PRICE.  After the Closing Date,
the Purchase Price set forth in SECTION 2(B) shall be adjusted as follows: (i) if the Final Net Worth of the Company as finally determined pursuant to SECTION 2(E) shall be more than the Guaranteed Net Worth, then each element of the Purchase Price (cash, principal of Note 1 and principal of Note 2) shall be increased in proportion to the percentage it represents of the total Purchase Price paid at Closing, and Buyer shall promptly pay to Seller the amount of the increase of the cash portion of the Purchase Price and execute and deliver to Seller such modifications of Note 1 and Note 2 as Seller may reasonably request, and (ii) if the Final Net Worth of the Company as finally determined pursuant to
SECTION 2(E) shall be less than the Guaranteed Net Worth, then each element of the Purchase Price (cash, principal of Note 1 and principal of Note 2) shall be decreased in proportion to the percentage it represents of the Purchase Price paid at Closing, and Seller shall promptly return any portion of cash overpayment to Buyer, and execute and deliver such modifications of Note 1 and
Note 2 as Buyer may reasonably request.

     3.   REPRESENTATIONS AND WARRANTIES CONCERNING THE TRANSACTION.

     A. REPRESENTATIONS AND WARRANTIES OF THE SELLER. The Seller represents and warrants to the Buyer that the statements contained in this SECTION 3A are correct and complete as of the date of this Agreement, except as set forth in the schedules of exceptions attached hereto as SCHEDULE 3A.

          (a) AUTHORIZATION OF TRANSACTION. Seller has full power and authority to execute and deliver this Agreement and to perform his or her obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Seller, enforceable in accordance with its terms and conditions, except to the extent that enforcement thereof may be limited by applicable bankruptcy, reorganization, insolvency or moratorium laws or other laws or principles of equity affecting the enforcement of creditors' rights. Seller represents and warrants that he need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.

          (b) NONCONTRAVENTION. Neither the execution and the delivery of this Agreement by the Seller, nor the consummation of the transactions by the Seller as contemplated hereby, will (i) to Seller's Knowledge violate any constitution, statute, regulation, rule, charge or other restriction to which Seller or the Company is subject, (ii) violate any injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Seller or the Company is subject, or (iii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which Seller or the Company is a party or by which he or it is bound or to which any of his or its assets is subject.

          (c) BROKERS' FEES. The Seller has no Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Buyer or the Company could become liable or obligated.

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

          (d)  INVESTMENT.  Seller (i) understands that neither  Note 1 nor
     Note 2 has been registered under the Securities Act, or under any state securities laws, and same are being offered and sold in reliance upon federal and state exemptions for transactions not involving any public offering, (ii) is acquiring Note 1 and Note 2 solely for his or her own account for investment purposes, and not with a view to the distribution thereof, (iii) is a sophisticated investor with knowledge and experience in business and financial matters, (iv) has received such information concerning the Buyer and the Parent as Seller has requested, and has had the opportunity to obtain additional information as desired in order to evaluate the merits and the risks inherent in holding Note 1 and Note 2,
     (v) is able to bear the economic risk and lack of liquidity inherent in holding Note 1 and Note 2, and (vi) is an Accredited Investor.

          (e) SUBJECT SHARES. Seller holds of record and owns beneficially the number of Subject Shares set forth next to his name in SECTION 4A(b) of the Seller's Disclosure Schedule, free and clear of any restrictions on transfer (other than any restrictions under the Securities Act and state securities laws), Taxes, Security Interests, options, warrants, purchase rights, or other contracts or commitments that could require Seller to sell, transfer, or otherwise dispose of any capital stock of the Company (other than this Agreement)). Seller is not a party to any voting trust, proxy, or other agreement or understanding with respect to the voting of any of the Subject Shares.

     B. REPRESENTATIONS AND WARRANTIES OF THE BUYER. The Buyer represents and warrants to the Seller that the statements contained in this SECTION 3B are correct and complete as of the date of this Agreement, except as set forth in the schedule of exceptions attached hereto as SCHEDULE 3B.

          (a) ORGANIZATION OF THE BUYER. The Buyer is a corporation duly organized, validly existing, and in good standing under the laws of New York. The Buyer is qualified to do business in each jurisdiction in which the nature of its business, the ownership of its assets or the lease of its properties require it to be so qualified.

          (b) AUTHORIZATION OF TRANSACTION. The Buyer has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder, including without limitation the issuance of Note 1 and Note 2. The Board of Directors of the Buyer has duly authorized the execution, delivery and performance of this Agreement and the other agreements and transactions contemplated hereby, including, without limitation, the issuance of Note 1 and Note 2, and no other corporate proceedings on the Buyer's part are necessary to authorize this Agreement or the transactions contemplated hereby, including, without limitation, the issuance of Note 1 and Note 2. Upon execution and delivery of this Agreement by the Parties hereto, this Agreement shall constitute legal, valid and binding obligations of the Buyer, enforceable against the Buyer in accordance with its terms, except to the extent that enforcement hereof may be limited by applicable bankruptcy, reorganization, insolvency or moratorium laws or other laws or principles of equity affecting the enforcement of creditors' rights.

     The Buyer represents and warrants that it need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.

          (c) NONCONTRAVENTION. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Buyer is subject or any provision of its charter or bylaws.

          (d) BROKERS' FEES. The Buyer has no Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Seller could become liable or obligated. Buyer shall pay all fees or commissions payable to the Gulfstar Group, Inc.

     4.   REPRESENTATIONS AND WARRANTIES CONCERNING THE PARTIES.

     A.   REPRESENTATIONS AND WARRANTIES CONCERNING THE COMPANY.   Seller
represents and warrants to the Buyer that the statements contained in this
SECTION 4 are correct and complete as of the date of this Agreement, except as set forth in Seller's Disclosure Schedule attached hereto as SCHEDULE 4A ("Seller's Disclosure Schedule"). Factual matters disclosed in one section of the Seller's Disclosure Schedule shall be deemed to be disclosed with respect to all representations and warranties set forth in this SECTION 4 to the extent but only to the extent that the disclosure is adequate in scope and detail to alert the Buyer, without further investigation, that such disclosure applies to other representations and warranties in this SECTION 4.

          (a) ORGANIZATION, QUALIFICATION, AND CORPORATE POWER. Except as set forth in SECTION 4A(a) of the Seller's Disclosure Schedule, each of the Company, Block Transcription and the Block Predecessor is a corporation duly organized, validly existing, and in good standing under the laws of the District of Columbia. The Block Predecessor has not conducted any business in the preceding eighteen (18) months, and is currently in the process of dissolution. The Company is not qualified to do business in any other jurisdiction, and the nature of its business does not require such qualification. The Company has full corporate power and authority and all material licenses, permits, and authorizations necessary to carry on the businesses in which it is engaged and to own and use the properties owned and used by it. SECTION 4A(a) of the Seller's Disclosure Schedule lists all of the directors and officers of the Company. The Seller has delivered to the Buyer correct and complete copies of the articles of incorporation and bylaws of the Company, as amended to date. The minute book (containing the records of meetings of the stockholders, the board of directors, and any committees of the board of directors), the stock certificate books, and the stock record books of the Company are correct and complete in all material respects. The Company is not in default under or in violation of any provision of its articles of incorporation or bylaws.

          (b) CAPITALIZATION. The entire authorized capital stock, the issued and outstanding shares and the treasury shares of the Company are accurately set forth in SECTION 4A(b) of the Seller's Disclosure Schedule. All of the issued and outstanding Subject Shares have been duly authorized, are validly issued, fully paid, and nonassessable, and are held of record by the Seller as set forth in SECTION 4A(b) of the Seller's Disclosure Schedule. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that would require the Company to issue, sell, or otherwise cause to become outstanding any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to the Company. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting of the capital stock of the Company.

          (c) NONCONTRAVENTION. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Company is subject, (ii) violate any provision of the articles of incorporation or bylaws of the Company, or (iii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Company is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Security Interest upon any of its assets). The Company does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement.

          (d) SUBSIDIARIES. The Company does not have any ownership interest in any Subsidiaries other than Block Transcription. The Company owns all of the outstanding capital stock of Block Transcription free and clear of any lien, claim, encumbrance, restriction or transfer, options, warrants, purchase rights, voting agreements or other agreements of any type. The Company does not control, directly or indirectly, or have any direct or indirect equity participation in, any corporation, partnership, trust, or other business association which is not a Subsidiary. Except as disclosed in SECTION 4(A)(d) of the Seller's Disclosure Schedule, neither Block Transcription nor the Block Predecessor has any liabilities in excess of $2,500 individually nor $7,500 in the aggregate. Except as contemplated in the following sentence, neither Block Transcription nor the Block Predecessor has ever disposed of any of its assets other than for reasonably equivalent value in the Ordinary Course of Business. The Company has succeeded to all of the assets of the Block Predecessor.

          (e) FINANCIAL STATEMENTS. The Seller has previously furnished the Buyer with the following financial statements (collectively the "Financial Statements"): (i) Balance Sheet Reports and Income Statement Reports for the fiscal years ended December 31, 1995 and December 31, 1996 compiled by Company's Accountants; (ii) Balance Sheet Reports and Income Statement Reports for the period ended June 30, 1997 prepared by the Company's Accountants, (iii) an Accounts Receivable Report dated as of June 30, 1997, and (iv) an Accounts Payable Report dated as of June 30, 1997. The Financial Statements (including the notes thereto) have been prepared on an accrual basis, have been prepared on a consistent basis throughout the periods covered thereby, present fairly the financial condition of the Company as of such dates and the results of operations of the Company for such periods, are correct and complete in all material respects, and are consistent in all material respects with the books and records of the Company (which books and records are correct and complete in all material respects).

          (f)  EVENTS SUBSEQUENT TO JUNE 30, 1997.  Except as disclosed on
     SECTION 4A(f) of the Seller's Disclosure Schedule, since June 30, 1997, there has not been any material adverse change in the business, financial condition, operations, results of operations, or future prospects of the Company. Without limiting the generality of the foregoing, since
     June 30, 1997:

               (i) the Company has not sold, leased, transferred, or assigned any of its assets, tangible or intangible, other than for a fair consideration in the Ordinary Course of Business;

               (ii) the Company has not entered into any agreement, contract, lease, or license (or series of related agreements, contracts, lease, and licenses) either involving more than $3,000 singly (exclusive of agreements to perform court reporting or litigation support services which do not extend beyond the Closing Date) or $15,000 in the aggregate or outside the Ordinary Course of Business;

               (iii) the Company has not accelerated, terminated, modified, or canceled any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) involving more than $3,000 singly (exclusive of agreements to perform court reporting or litigation support services which do not extend beyond the Closing
          Date) or $15,000 in the aggregate to which the Company is a party or by which it is bound;

               (iv) the Company has not imposed any Security Interest upon any of its assets, tangible or intangible, except for Permitted Encumbrances;

               (v) the Company has not made any capital expenditure (or series of related capital expenditures) either involving more than $3,000 singly or $15,000 in the aggregate or outside the Ordinary Course of Business;

               (vi) the Company has not made any capital investment in, any loan to, or any acquisition of the securities or assets of, any other Person (or series or related capital investments, loans, and acquisitions) either involving more than $3,000 singly or $15,000 in the aggregate;

               (vii) the Company has not issued any note, bond, or other debt security or created, incurred, assumed, or guaranteed any indebtedness for borrowed money or capitalized lease obligation either involving more than $3,000 singly or $15,000 in the aggregate;

               (viii) the Company has not delayed or postponed the payment of accounts payable or other Liabilities for a period of more than sixty
          (60) days after the date of invoice;

               (ix) the Company has not canceled, compromised, waived, or released any right or claim (or series of related rights and claims) either involving more than $3,000 singly or $15,000 in the aggregate or outside the Ordinary Course of Business;

               (x) there has been no change made or authorized in the articles of incorporation or bylaws of the Company;

               (xi) the Company has not issued, sold, or otherwise disposed of any of its capital stock, or granted any options, warrants, or other rights to purchase or obtain (including upon conversion, exchange, or exercise) any of its capital stock;

               (xii) the Company has not declared, set aside, or paid any dividend or made any distribution with respect to its capital stock (whether in cash or in kind) or redeemed, purchased, or otherwise acquired any of its capital stock;

               (xiii) the Company has not experienced any damage, destruction, or loss (whether or not covered by insurance) to its property valued, individually or in the aggregate, in excess of (i) $10,000 for all property which, at the time of such damage or destruction, was subject to or covered by property, casualty or any other form of insurance, and (ii) $3,000 for all property which, at the time of such damage or destruction, was not subject to or covered by property, casualty or any other form of insurance;

               (xiv) the Company has not made any loan to, or entered into any other transaction with, any of its directors, officers, and employees;

               (xv) the Company has not entered into any employment contract or collective bargaining agreement, written or oral, or modified the terms of any such existing contract or agreement;

               (xvi) the Company has not granted any increase in the base compensation of any of its directors, officers, or employees outside the Ordinary Course of Business;

               (xvii) the Company has not adopted, amended, modified, or terminated any bonus, profit-sharing, incentive, severance, or other plan, contract, or commitment for the benefit of any of its directors, officers or employees (or taken any such action with respect to any other Employee Benefit Plan);

               (xviii) the Company has not made any other change in the employment terms of any of its directors, officers, and employees outside the Ordinary Course of Business;

               (xix) the Company has not made or pledged to make any charitable or other capital contribution outside the Ordinary Course of Business;

               (xx) there has not been any adverse occurrence, event, incident, action, failure to act, or transaction outside the Ordinary Course of or Business involving the Company which exceeds $3,000 individually or $15,000 in the aggregate; and

               (xxi) the Company has not agreed or committed to any of the foregoing.

          (g) UNDISCLOSED LIABILITIES. Except as disclosed on SECTION 4A(g) of the Seller's Disclosure Schedule, the Company does not have any Liability (and, to the best of the Seller's Knowledge, there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of them giving rise to any Liability), except for (i) Liabilities reflected in the then most current Financial Statements (including any notes thereto) and (ii) Liabilities which have arisen after June 30, 1997 in the Ordinary Course of Business (none of which results from, arises, out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement, or violation of law).

          (h) LEGAL COMPLIANCE. Except as disclosed in SECTION 4A(h) of the Seller's Disclosure Schedule, to the Knowledge of Seller, the Company, Block Transcription and the Block Predecessor have substantially complied with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof), and, except as disclosed in SECTION 4A(h) of the Seller's Disclosure Schedule, to the Seller's Knowledge, no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against the Company, Block Transcription or the Block Predecessor alleging any failure so to comply.

          (i) TAX MATTERS. Except as disclosed on SECTION 4A(i) of the Seller's Disclosure Schedule:

               (i) The Company has filed all Tax Returns that it was required to file, and all such Tax Returns were correct and complete in all material respects. All Taxes shown to be due on the Tax Returns have been paid or accrued for the Balance Sheet. The Company is not currently the beneficiary of any extension of time within which to file any Tax Return. No written claim has ever been delivered to the Seller or the Company, and to the Knowledge of Seller no other claim has ever been made by a Tax authority in a jurisdiction where the Company does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no Security Interests on the assets of the Company that arose in connection with any failure (or alleged failure) to pay any Tax.

               (ii) The Company has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, creditor, stockholder, or other third party.

               (iii) There is no dispute or claim concerning any Tax Liability of the Company either (A) claimed or raised by any Tax authority in writing to the Company or its agents or (B) as to which the Seller and the directors and officers (and employees responsible for Tax matters) of the Company has Knowledge. SECTION 4A(i) of the Seller's Disclosure Schedule lists all federal, state, local, and foreign income Tax Returns filed with respect to the Company for taxable periods ended on or after December 31, 1996, indicates those Tax Returns that have been audited, and indicates those Tax Returns that currently are the subject of an audit. The Seller has delivered to the Buyer correct and complete copies of all federal income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by the Company.

               (iv) The Company has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

               (v) The Company has not made an election under Section 341(f) of the Code.

               (vi) The Company's Financial Statements for the period from July 1, 1996, through June 30, 1997, include accruals for Taxes not yet due and payable in appropriate amounts based on the Company's experience and its historical practices, which accruals are, to the Knowledge of the Seller, adequate.

          (j) TITLE TO ASSETS. The Company has good and marketable title to, or a valid leasehold interest in, the properties and assets used by it, or shown in the Financial

     Statements or acquired after the date thereof, free and clear of all Security Interests, except for properties and assets disposed of in the Ordinary Course of Business since June 30, 1997, and except for Permitted Encumbrances.

          (k)  REAL PROPERTY.  The Company does not own any real property.
     SECTION 4A(k) of the Seller's Disclosure Schedule lists and describes briefly all real property leased or subleased to the Company. The Seller has delivered to the Buyer correct and complete copies of the leases and subleases listed in SECTION 4A(k) of the Seller's Disclosure Schedule (as amended to date). Except as disclosed on SECTION 4A(k) of the Seller's Disclosure Schedule, with respect to each lease and sublease listed in
     SECTION 4A(k) of the Seller's Disclosure Schedule:

               (i) To the Knowledge of Seller, the lease or sublease is legal, valid, binding, enforceable, and in full force and effect;

               (ii) To the Knowledge of Seller, the lease or sublease will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby;

               (iii) The Company is not in material breach or default of any lease or sublease, and to the Seller's Knowledge, no third party to any such lease or sublease is in material breach or material default, and to the Seller's Knowledge, no event has occurred which, with notice or lapse of time or both, would constitute a material breach or material default or permit termination, modification, or acceleration thereunder;

               (iv) with respect to each sublease, to the Seller's Knowledge, the representations and warranties set forth in subsections (i) through (iii) above are true and correct with respect to the underlying lease; and

               (v) the Company has not assigned, transferred, conveyed, mortgaged, deeded in trust, or encumbered any interest in the leasehold or subleasehold, except Customarily Permitted Liens.

          (l) TANGIBLE ASSETS. The Company owns or leases all buildings, machinery, equipment, and other tangible assets necessary for the conduct of its businesses as presently conducted. Each such tangible asset is suitable for the purpose for which it is presently used.

          (m)  INVENTORY.  The Company does not carry or maintain any inventory.

          (n) CONTRACTS. SECTION 4A(n) of the Seller's Disclosure Schedule lists the following contracts and other agreements currently in effect to which the Company is a party:

               (i) any agreement (or group of related agreements) for the lease of personal property to or from any Person providing for lease payments in excess of $15,000 per annum;

               (ii) any agreement (or group of related agreements) for the furnishing or receipt of services, the performance of which will extend over a period of more than one year from the Closing Date or involve consideration in excess of $15,000;

               (iii)  any agreement concerning a partnership or joint venture;

               (iv) any agreement (or group of related agreements) under which it has created, incurred, assumed, or guaranteed any indebtedness for borrowed money, or any capitalized lease obligation, in excess of $15,000 or under which it has imposed a Security Interest on any of its assets, tangible or intangible;

               (v) any agreement concerning confidentiality or noncompetition;

               (vi) any agreement with Seller or any Affiliate of Seller (other than the Company);

               (vii) any profit sharing, stock option, stock purchase, stock appreciation, deferred compensation, severance, or other material plan or arrangement for the benefit of its current or former directors, officers, and employees;

               (viii) any written agreement for the employment of any individual on a full-time, part-time, consulting, or other basis providing annual compensation in excess of $15,000, or providing severance benefits;

               (ix) any agreement under which it has advanced or loaned any amount to any of its directors, officers or employees outside the Ordinary Course of Business;

               (x) any agreement under which the consequences of a default or termination would reasonably be expected to result in a $30,000 decrease in the Company's revenues during any 12-month period, or a $10,000 reduction in the Company's earnings during any 12-month period; or

               (xi) any other agreement (or group of related agreements) the performance of which involves consideration in excess of $15,000.

     The Seller has delivered to the Buyer a correct and complete copy of each written agreement listed in SECTION 4A(n) of the Seller's Disclosure Schedule (as amended to date) and a written summary setting forth the terms and conditions of each oral agreement referred to in SECTION 4A(n) of the Seller's Disclosure Schedule. With respect to each such agreement: (A) to the Seller's Knowledge, the agreement is legal, valid, binding, enforceable, and in full force and effect; (B) the Company is not , nor to the Seller's Knowledge is any other party in breach or default, and to the Seller's Knowledge, no event has occurred which with notice or lapse of time or both would constitute a breach or default, or permit termination, modification, or acceleration, under the agreement, and (C) the Company has not repudiated any provision of any such agreement nor to the Seller's Knowledge has any other party repudiated any provision of any such agreement.

          (o) NOTES AND ACCOUNTS RECEIVABLE. All notes and accounts receivable of the Company are properly recorded on each Accounts Receivable Report delivered to the Buyer, reflected properly on the Company's books and records and are properly due and owing.

          (p) POWERS OF ATTORNEY. Except as disclosed on SECTION 4A(p) of the Seller's Disclosure Schedule, there are no outstanding powers of attorney executed on behalf of the Company.

          (q) INSURANCE. SECTION 4A(q) of the Seller's Disclosure Schedule lists each insurance policy (including policies providing property, casualty, liability, and workers' compensation coverage and bond and surety arrangements) to which the Company is currently a party, copies of which have been furnished to the Buyer.

          (r) LITIGATION. SECTION 4A(r) of the Seller's Disclosure Schedule sets forth each instance in which the Company (i) is subject to any outstanding injunction, judgment, order, decree, ruling, or charge or (ii) is a party or, to the Knowledge of the Seller, is threatened to be made a party to any action, suit, proceeding, hearing, or investigation of, in, or before any court of quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator.

          (s) CERTAIN BUSINESS RELATIONSHIPS WITH THE COMPANY. Except as disclosed on SECTION 4A(s) of the Seller's Disclosure Schedule, neither the Seller nor any of Seller's Affiliates has been involved in any business arrangement or relationship with the Company within the past 12 months, and neither the Seller nor any of Seller's Affiliates owns any asset, tangible or intangible, with a replacement cost of $1,000 individually or $3,000 in the aggregate, which is used in the business of the Company.

          (t) GUARANTIES. The Company is not a guarantor or otherwise liable for any Liability or obligation (including indebtedness) of any other Person.

          (u) EMPLOYEES. To the Seller's Knowledge, no executive, key employee, or group of employees has any plans to terminate employment with the Company. The Company has not committed any unfair labor practice. The Seller does not have any Knowledge of any organizational effort presently being made or threatened by or on behalf of any labor union with respect to employees of the Company. SECTION 4A(u) of the Seller's Disclosure Schedule sets forth by number and employment classification the approximate numbers of employees employed by the Company as of the date of this Agreement, and none of said employees are subject to union or collective bargaining agreements with the Company.

          (v)  EMPLOYEE BENEFITS.

               (i) SECTION 4A(v) of the Seller's Disclosure Schedule lists each Employee Benefit Plan that the Company maintains or to which it contributes.

                     (A) Each such Employee Benefit Plan (and each related trust, insurance contract, or fund) complies in form and in operation in all material respects with the applicable requirements of ERISA and its implementing laws, and the Code.

                     (B) All required reports and descriptions (including Form 5500 Annual Reports, Summary Annual Reports, PBGC-1's, and Summary Plan Descriptions) have been filed or distributed appropriately with respect to each such Employee Benefit Plan. The requirements of Part 6 of Subtitle B of Title I of ERISA and of Code Section 4980B have been met with respect to each such Employee Benefit Plan which is an Employee Welfare Benefit Plan.

                     (C) All contributions (including all employer contributions and employee salary reduction contributions) which are due have been paid to each such Employee Benefit Plan which is an Employee Pension Benefit Plan and all contributions for any period ending on or before the Closing Date which are not yet due have been paid to each such Employee Pension Benefit Plan or accrued in accordance with the past custom and practice of the Company. All premiums or other payments for all periods ending on or before the Closing Date have been paid with respect to each such Employee Benefit Plan.

                     (D) The Company has substantially performed all obligations, whether arising by operation of law or by contract, required to be performed by it in connection with such Employee Benefit Plans, and to Seller's Knowledge, there has been no default or violation by any other party to such Employee Benefit Plans.

                     (E) The Seller has delivered to the Buyer correct and complete copies of the plan documents and summary plan descriptions, the most recent Form 5500 Annual Report, and all related trust agreements, insurance contracts, and other funding agreements which relate to each such Employee Benefit Plan.

               (ii) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not (A) require the Company to make a larger contribution to, or pay greater benefits under, any Employee Benefit Plan than it otherwise would or
          (B) create or give rise to any additional vested rights or service credits under any Employee Benefit Plan.

               (iii) Each such Employee Benefit Plan has been terminated by the Company in compliance with all applicable laws on or before the Closing Date.

          (w) BROKERS' FEES. The Company does not have any Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

          (x) OPERATION OF BUSINESS. To the Seller's Knowledge (i) all court reporters that are or have been hired (including independent contractors) by the Company are qualified to perform the jobs that they are hired to perform and they are not required by law to obtain any certification to perform their jobs, (ii) all documents that the Company is or has been required to maintain, store or handle in connection with conducting its business are or have been maintained, stored or handled in the manner agreed to between the Company and its respective clients or in material conformity with prevailing standards regarding such matters in the Company's industry, and (iii) the Company performs all aspects and operations of its business at or above the prevailing standards for the Company's industry.

          (y) DISCLOSURE. To the best knowledge of Seller, the representations and warranties contained in this SECTION 4A do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this SECTION 4A not misleading.

     B. REPRESENTATIONS AND WARRANTIES CONCERNING THE PARENT. The Parent and the Buyer jointly and severally represent and warrant to the Seller that the statements contained in this SECTION 4B are correct and complete as of the date of this Agreement, except as set forth in the Buyer's Disclosure Schedule attached hereto as SCHEDULE 4B (the "Buyer's Disclosure Schedule").

          (a) ORGANIZATION, QUALIFICATION, AND CORPORATE POWER. The Parent is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation. The Parent is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required. Each of the Parent and its Subsidiaries has full corporate power and authority and all material licenses, permits, and authorizations necessary to carry on the businesses in which it is engaged and to own and use the properties owned and used by it. SECTION 4B(a) of the Buyer's Disclosure Schedule lists the directors and officers of the Parent. The Parent has delivered to the Seller correct and complete copies of the articles of incorporation and bylaws of the Parent (as amended to date). The minute books (containing the records of meetings of the stockholders, the board of directors, and any committees of the board of directors), the stock certificate books, and the stock record books of the Parent are correct and complete in all material respects. The Parent is not in default under or in violation of any provision of its articles of incorporation or bylaws.

          (b) AUTHORIZATION OF TRANSACTION. The Parent has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder, including without limitation with respect to Note 1 and Note 2. The Board of Directors of the Parent has duly authorized the execution, delivery and performance of this Agreement and the other agreements and transactions contemplated hereby, including, without limitation, with respect to SECTION 6(G) hereof , and no other corporate proceedings on the Parent's part are necessary to authorize this Agreement or the transactions contemplated hereby. Upon execution and delivery of this Agreement by the Parties hereto, this Agreement shall constitute legal, valid and binding obligations of the Parent, enforceable against the Parent in accordance with its terms, except to the extent that enforcement hereof may be limited by applicable bankruptcy, reorganization, insolvency or moratorium laws or other laws or principles of equity affecting the enforcement of creditors' rights. The Parent represents and warrants that it need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.

          (c) CAPITALIZATION. The entire authorized capital stock, the issued and outstanding shares and the treasury shares of the Parent are accurately set forth in SECTION 4B(c) of the Buyer's Disclosure Schedule together with the changes thereto contemplated by the acquisition of the Company. All of the issued and outstanding shares of the Parent have been duly authorized, are validly issued, fully paid, and nonassessable, and all of the Parent Shares to be issued upon conversion of Note 1 or Note 2 will, upon conversion thereof in accordance with the terms thereof, and issuance of the Parent Shares, be validly issued, fully paid and nonassessable.

          (d) NONCONTRAVENTION. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Parent is subject,
     (ii) violate any provision of the articles of incorporation or bylaws of the Parent, or (iii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Parent is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Security Interest upon any of its assets). The Parent does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement.

          (e) PARENT FINANCIAL STATEMENTS. Parent has delivered to Seller the unaudited consolidated balance sheet, unaudited consolidated income statement, and unaudited consolidated cash flow statement of Parent for the period commencing January 17, 1997, and ending June 30, 1997 (the "Parent Financial Statements"). Each of the Parent Financial Statements (i) fairly represents the financial position of Parent and its consolidated subsidiaries as of each respective Parent Financial Statement date, and the results of their operations for the respective periods indicated, and (ii) were true and correct in all material respects as of the respective dates thereof, subject to finalization of purchase accounting adjustments in accordance with GAAP.

          (f) LEGAL COMPLIANCE. To the Knowledge of Parent, the Parent has substantially complied with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof), and, to the Parent's Knowledge, no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against the Buyer or the Parent alleging any failure so to comply.

          (g) TAX MATTERS. Except as disclosed on SECTION 4B(g) of the Buyer's Disclosure Schedule:

               (i) The Parent has filed all Tax Returns that it was required to file, and all such Tax Returns were correct and complete in all material respects. All Taxes shown to be due on the Tax Returns have been paid or accrued for the Balance Sheet. The Parent is not currently the beneficiary of any extension of time within which to file any Tax Return. No written claim has ever been made, and to the Knowledge of Parent no other claim has ever been delivered to the Parent, by a Tax authority in a jurisdiction where the Parent does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no Security Interests on the assets of the Parent that arose in connection with any failure (or alleged failure) to pay any Tax.

               (ii) The Parent has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, creditor, stockholder, or other third party.

               (iii) There is no dispute or claim concerning any Tax Liability of the Parent either (A) claimed or raised by any Tax authority in writing to the Parent or its agents or (B) as to which the Parent and the directors and officers (and employees responsible for Tax matters)
          of the Parent has Knowledge.   The Parent has not filed any federal,
          state, local, or foreign income Tax Returns with respect to the Parent.

               (iv) The Parent has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

               (v) The Parent has not made an election under Section 341(f) of the Code.

          (h) LITIGATION. SECTION 4B(h) of the Buyer's Disclosure Schedule sets forth each instance in which the Parent or the Buyer (i) is subject to any outstanding injunction, judgment, order, decree, ruling, or charge or (ii) is a party or, to the Knowledge of the Parent, is threatened to be made a party to any action, suit, proceeding, hearing, or investigation of, in, or before any court of quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator.

          (i)  EMPLOYEE BENEFITS.

               (i) SECTION 4B(i) of the Buyer's Disclosure Schedule lists each Employee Benefit Plan that the Parent maintains or to which it contributes. Each such Employee Benefit Plan (and each related trust, insurance contract, or fund) complies in form and in operation in all material respects with the applicable requirements of ERISA and its implementing laws, and the Code. The Company has substantially performed all obligations, whether arising by operation of law or by contract, required to be performed by it in connection with such Employee Benefit Plans, and to Seller's Knowledge, there has been no default or violation by any other party to such Employee Benefit Plans.

          (j) PARENT'S UNDISCLOSED LIABILITIES. Except as disclosed on SECTION 4B(j) of the Buyer's Disclosure Schedule, the Parent and the Buyer do not have any Liability (and, to the best of the Parent's Knowledge, there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against either of them giving rise to any Liability), except for (i) Liabilities reflected in the then most current Parent Financial Statements (including any notes thereto) and (ii) Liabilities which have arisen after June 30, 1997 in the Ordinary Course of Business (none of which results from, arises, out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement, or violation of law).

          (k)  DISCLOSURE.  The representations and warranties contained in this
     SECTION 4B do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this SECTION 4B not misleading.

          (l) SECURITIES LAWS. Note 1 and Note 2 have not been issued, and upon conversion thereof the Parent Stock will not be issued, in violation of the registration requirements of the federal securities laws.

     5.   ITEMS TO BE DELIVERED AT CLOSING.

     A. SELLER'S CLOSING DELIVERIES. At Closing, Seller shall deliver or cause to be delivered to Buyer in form and content reasonably acceptable to the Parties and their counsel:

          (i) The stock certificates representing the Subject Shares, together with appropriate stock powers or such other instruments of assignment and transfer or otherwise as Buyer shall reasonably request;

          (ii) Two (2) counterparts of the Block Employment Agreement executed by Mr. Block;

          (iii) Two (2) counterparts of the Block Noncompetition Agreement executed by Mr. Block;

          (iv) Two (2) counterparts of the Block Finder's Fee Agreement executed by Mr. Block;

          (v) From counsel to the Seller, an opinion in form and substance acceptable to Buyer, addressed to the Buyer, and dated as of the Closing Date containing such opinions, assumptions and qualifications as may be reasonably acceptable to Buyer's legal counsel;

          (vi) Two (2) counterparts of a Registration Rights Agreement executed by Seller in a form similar to those previously entered into by similarly situated shareholders of Buyer (the "Registration Rights Agreement");

          (vii) Two (2) counterparts of a Subordination Agreement in form and content reasonably acceptable to Seller, Buyer and the senior lender for Buyer, executed by Seller (the "TCB Subordination Agreement");

          (viii) Two (2) counterparts of a Subordination Agreement in form and content reasonably acceptable to Seller, Buyer and the Investor, executed by the Seller (the "Pecks Subordination Agreement");

          (ix) Two (2) counterparts of a Contingent Stock Pledge Agreement executed by Mr. Block pursuant to which Mr. Block pledges the stock of Buyer to be issued to Mr. Block under Note 1 and/or Note 2, in order to secure performance of his obligations hereunder (the "Pledge Agreement");

          (x) Investor Representation Letters in form and content reasonably acceptable to Seller and Buyer, duly executed by the Seller;

          (xi) Resignation Letters in form and content reasonably acceptable to Buyer, duly executed by all of the directors and officers of the Company, and by Victor A. Block and Richard E. Block;

          (xii) Evidence reasonably acceptable to Buyer of the acquisition of Block Transcription by the Company;

          (xiii) Evidence reasonably acceptable to Buyer that the Certificate and Articles of Incorporation of Block Predecessor were revoked by Proclamation;

          (xiv) Such consents, waivers, estoppel letters or similar documentation as Buyer shall request, in Buyer's sole discretion, in connection with the transfer of the Subject Shares; and

          (xv) All other items required to be delivered hereunder or as may be requested which are necessary or would reasonably facilitate consummation of the transactions contemplated hereby.

Notwithstanding any provisions in this Agreement to the contrary, and notwithstanding the fact that the Company and Block Transcription are named parties to the Subordination Agreements, the Subordination Agreements are to be executed as of Closing by Seller individually and not on behalf of either the Company or Block Transcription, and Buyer will, following Closing, cause the Subordination Agreements to be executed by the Company and Block Transcription. In addition, Seller will put Buyer into full and peaceful possession and enjoyment of the Assets and the Leased Assets immediately upon the occurrence of the Closing.

     B. BUYER'S CLOSING DELIVERIES. At Closing, Buyer shall deliver or cause to be delivered to Seller, or a designated by Buyer and the senior lender for Buyer;

          (i)    The Cash Payment;

          (ii)   Note 1 executed by Buyer;

          (iii)  Note 2 executed by Buyer;

          (iv) Two (2) counterparts of the TCB Subordination Agreement executed by Buyer and the senior lender for Buyer;

          (v) Two (2) counterparts of the Pecks Subordination Agreement executed by Buyer and the Investor;

          (vi) Two (2) counterparts of the Block Noncompetition Agreement executed by Buyer;

          (vii) Two (2) counterparts of the Block Employment Agreement executed by Buyer;

          (viii) Two (2) counterparts of the Block Finder's Fee Agreement executed by Parent;

          (ix)   Two (2) counterparts of the Pledge Agreement executed by Buyer;

          (x) Two (2) counterparts of the Registration Rights Agreement executed by Buyer;

          (xi) From counsel to Buyer, an opinion in form and substance acceptable to Seller, addressed to the Seller, and dated as of the Closing Date containing such opinions, assumptions and qualifications as may be reasonably acceptable to Buyer's legal counsel;

          (xii) Certified resolutions of the respective Boards of Directors of Buyer and Parent, authorizing the execution, delivery and performance of this Agreement and all documents, instruments and agreements contemplated herein to be executed by the Buyer and Parent, respectively; and

          (xiii) All other items required to be delivered hereunder or as may be requested or which are necessary or would reasonably facilitate consummation of the transactions contemplated

     6. POST-CLOSING COVENANTS. The Parties agree as follows with respect to the period following the Closing:

     A. GENERAL. In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party may reasonably request, all at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefor under SECTION 8 below).

     B. LITIGATION SUPPORT. In the event and for so long as any Party actively is contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand to which the other Party is not subject (either by virtue of the indemnification provisions contained in SECTION 7 below or otherwise) in connection with (i) any transaction contemplated under this Agreement or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the Closing Date involving the Company, the other Party will cooperate with him or it and his or its counsel in the contest or defense, make available their personnel, and provide such testimony and access to their books and records as shall be necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending Party (unless the contesting or defending Party is entitled to indemnification therefor under SECTION 8 below). The Buyer acknowledges and agrees that if Seller is individually brought into any litigation in connection with the Company, Seller shall be indemnified to the maximum extent that directors and officers of corporations are permitted to be indemnified under the laws of the District of Columbia, for all costs of litigation as well as any judgments or settlement amounts paid. Notwithstanding the foregoing, Seller shall not be entitled to indemnification to the extent of any of the following:

          (i) suit against Seller with respect to a matter for which Seller is required to indemnify the Buyer pursuant to this Agreement; or

          (ii) to the extent that Seller is found to have engaged in gross negligence or willful misconduct.

     C. CONFIDENTIALITY. The Seller will treat and hold as such all of the Confidential Information and refrain from using any of the Confidential Information except in connection with this Agreement and all of the other agreements executed in connection herewith and except in connection with handling all of the litigation described on SECTION 4A(r) of the Seller's Disclosure Schedule. In the event that Seller is requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process) to disclose any Confidential Information, Seller will notify the Buyer promptly of the request or requirement so that the Buyer may seek an appropriate protective order or waive compliance with the provisions of this SECTION 6C. If, in the absence of a protective order or the receipt of a waiver hereunder, Seller is, on the advice of counsel, compelled to disclose any Confidential Information to any tribunal or else stand liable for contempt, Seller may disclose the Confidential Information to the tribunal; PROVIDED, HOWEVER, that Seller shall use his reasonable best efforts to obtain, at the reasonable request of the Buyer, an order or other assurance that confidential treatment will be accorded to such portion of the Confidential Information required to be disclosed as the Buyer shall designate; provided, however that all of Seller's costs including but not limited to legal fees shall be paid by the Buyer. The foregoing provisions shall not apply to any Confidential Information which is generally available to the public immediately prior to the time of disclosure.

     D. ACCOUNTS RECEIVABLE. Seller shall, during the term of his employment by the Company, use reasonable efforts to assist the Company in collecting the Accounts Receivable in the Ordinary Course of Business.

     E. PARENT'S SHAREHOLDERS' AGREEMENT. Notwithstanding any provision of this Agreement, Note 1 or Note 2 to the contrary, the Parties hereby acknowledge and agree that no Parent Shares can or will be issued upon conversion of Note 1 or Note 2 unless and until Seller becomes a party to a Shareholders' Agreement in the form required by the Parent (the "Shareholders' Agreement") (provided that this will not be required with respect to any Parent Stock issued after the Public Offering), gives appropriate investment representations concerning knowledge about the investment, and acknowledges applicable restrictions on transferability, in form and content reasonably acceptable to the Parent, and substantially in the form of the investor representation letter to be executed by the Seller and delivered at Closing.

     F. REMOVAL FROM GUARANTY. The Parties hereby acknowledge and agree that the Company currently has a line of credit from George Mason Bank in a maximum principal amount of $25,000, and a term loan with an outstanding principal amount of $31,250 or less. Buyer will cause the personal guaranty of Seller of these credit facilities to be terminated at Closing.

     G. FUNDING OF NOTE PAYMENTS. Parent hereby agrees that upon consummation of any Public Offering resulting in proceeds to the Parent of at least forty million dollars ($40,000,000), Parent will, subject to the terms and conditions of the TCB Subordination Agreement, within five (5) business days after the receirees to issue to Seller any Parent Shares then issuable upon conversion of
Note 2, in accordance with the terms and provisions thereof. Parent and Buyer hereby acknowledge reliance by Seller upon the covenants and agreements of Parent in this SECTION 6(G) in entering into the transactions contemplated herein, and that Seller would not have entered into this Agreement but for the covenants and agreements of Parent set forth in this SECTION 6G.

     H. AUTOMOBILE DEBT. Seller hereby assumes as of the Effective Date, and hereby agrees to pay and indemnify Buyer and the Company with respect to, all of the outstanding indebtedness relating to the automobiles transferred to the Seller on or about the Closing Date.

7.   INDEMNIFICATION.

     A.   SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

     All of the representations and warranties of the Parties contained in this Agreement shall survive the Closing hereunder and continue in full force and effect for two years thereafter except that the representations and warranties contained in SECTION 4A(i), and SECTION 4A(j) which shall survive for three years after the Closing.

     B.   INDEMNIFICATION PROVISIONS.

          (i) BY THE SELLER. Seller shall indemnify, save, defend and hold harmless the Buyer and the Buyer's shareholders, directors, officers, partners, agents and employees (and in the event the Buyer assigns its right, title and interest hereunder to a corporation, which shall be permitted hereunder, such assignee) (collectively, the "Buyer Indemnified Parties") from and against any and all costs, lawsuits, losses, Liabilities, deficiencies, claims and expenses, including interest, penalties, reasonable attorneys' fees and all reasonable amounts paid in investigation, defense or settlement of any of the foregoing (collectively referred to herein as "Damages"), incurred in connection with or arising out of or resulting from or incident to any breach of (or in the event any third party alleges facts that, if true, would mean the Seller has breached) any covenant, warranty or representation made by the Seller in or pursuant to this Agreement or any other agreement delivered pursuant to this Agreement or in any schedule, certificate, exhibit, or other instrument furnished or to be furnished by the Seller or any of Seller's Affiliates pursuant to the terms of this Agreement; provided, however, that the Seller shall not be liable for any such Damages to the extent, if any, such Damages result from or arise out of a breach or violation of this Agreement by any Buyer Indemnified Parties.

          (ii) BY THE BUYER. The Buyer and Parent, jointly and severally, shall indemnify, save, defend and hold harmless the Seller and his agents, assignees and heirs (collectively, the "Seller Indemnified Parties") from and against any and all Damages incurred in connection with or arising out of or resulting from or incident to any breach of (or in the event any third party alleges facts that, if true, would mean the Buyer or Parent has breached), any covenant, warranty or representation made by the Buyer or Parent in or pursuant to this Agreement or any other agreement delivered pursuant to this Agreement contemplated hereby or in any schedule, certificate, exhibit, or other instrument furnished or to be furnished by the Buyer or Parent under this Agreement; provided, however, that neither the Buyer nor the Parent shall be liable for any such Damages to the extent, if any, such Damages result from or arise out of a breach or violation of this Agreement by the Seller.

          (iii) DEFENSE OF CLAIMS. If any lawsuit or enforcement action is filed against any Party entitled to the benefit of indemnity hereunder, written notice thereof describing such lawsuit or enforcement action in reasonable detail and indicating the amount (estimated, if necessary) or good faith estimate of the reasonably foreseeable estimated amount of Damages (which estimate shall in no way limit the amount of indemnification the indemnified Party is entitled to receive hereunder), shall be given to the indemnifying Party as promptly as practicable (and in any event within ten (10) days after the service of the citation or summons) ("Notice of Action"); provided that the failure of any indemnified Party to give timely notice shall not affect its rights to indemnification hereunder to the extent that the indemnified Party demonstrates that the amount the indemnified Party is entitled to recover exceeds the actual damages to the indemnifying Party caused by such failure to so notify within ten
(10) days; provided further that a Notice of Action must be sent to the indemnifying Party within ten (10) days after the applicable survival period as provided in SECTION 7(A) of this Agreement. The indemnifying Party may elect to compromise or defend any such asserted liability and to assume all obligations contained in this SECTION 7(B) to indemnify the indemnified Party by a delivery of notice of such election ("Notice of Election") within ten (10) days after delivery of the Notice of Action. Upon delivery of the Notice of Election, the indemnifying Party shall be entitled to take control of the defense and investigation of such lawsuit or action and to employ and engage attorneys of its own choice to handle and defend the same, at the indemnifying Party's sole cost, risk and expense, and such indemnified Party shall cooperate in all reasonable respects, at the indemnifying Party's sole cost, risk and expense, with the indemnifying Party and such attorneys in the investigation, trial, and defense of such lawsuit or action and any appeal arising therefrom; provided, however, that the indemnified Party may, at its own cost, risk and expense, participate in such investigation, trial and defense of such lawsuit or action and any appeal arising therefrom. If the Notice of Election is delivered to the indemnified Party, the indemnified Party shall not pay, settle or compromise such claim without the indemnifying Party's consent, which consent shall not be unreasonably withheld. If the indemnifying Party elects not to defend the claim of the indemnified Party or does not deliver to the indemnified Party a Notice of Election within ten (10) days after delivery of the Notice of Action, the indemnified Party may, but shall not be obligated to defend, or the indemnified Party may compromise or settle (exercising reasonable business judgment) the claim or other matter on behalf, for the account, and at the risk, of the indemnifying Party.

          (IV) THIRD PARTY CLAIMS. The provisions of this SECTION 7 are not limited to matters asserted by the Parties, but cover costs, losses, liabilities, damages, lawsuits, claims and expenses incurred in connection with third party claims.

          (V) LIMITATION ON CLAIMS. Notwithstanding any provision of this Agreement neither the Buyer and Parent, collectively, nor the Seller shall be required to pay the Seller Indemnified Parties collectively, or the Buyer Indemnified Parties, collectively, respectively, any amount with respect to any claim for Damages under this SECTION 7(B) or with respect to any claim for Damages due to a claim of breach or default under this Agreement which is not a claim for indemnification, until the Damages which the Buyer Indemnified parties, collectively, or the Seller Indemnified Parties, collectively, as applicable, suffered under this Agreement (including indemnification and other claims) aggregate at least $25,000, at which time an in such event the Buyer Indemnified Parties, collectively, or the Seller Indemnified Parties, collectively, as applicable, shall be entitled to receive payment for the entire amount of aggregate Damages to the extent they exceed $25,000. Neither the Buyer Indemnified Parties, collectively, nor the Seller Indemnified Parties, collectively, shall be entitled to indemnification or payment of other claims hereunder in an aggregate amount in excess of the Purchase Price.

     8.   REMEDIES.

     A. SPECIFIC PERFORMANCE. Each of the Parties hereby agrees that the transactions comtemplated by this Agreement are unique, and that each Party shall have, in addition to any other legal or equitable remedy available to it, the right to enforce this Agreement by decree of specific performance. If any legal action or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing Party or Parties shall be entitled to recover reasonable attorney' fees and other costs incurred in that action or proceeding in addition to any other remedies to which it, he or they may be entitled at law or equity. The rights and remedies granted herein are cumulative and not exclusive of any other right or remedy granted herein or provided by law.

     B. OFFSET. To the extent permitted by applicable law, all amounts due and owing to Seller or any Affiliate of Seller under this Agreement or any document, instrument, or agreement executed in connection herewith or therewith, including without limitation Note 1 and/or Note 2, shall be subject to offset by the Buyer to the extent of any damages incurred as a result of the breach by Seller or any Affiliate of Seller of this Agreement or any document, instrument, or agreement executed by Seller or any Affiliate of a Seller in connection herewith, upon the earlier to occur of (i) resolution of any disputes by arbitration or mediation or a final ruling by a trial court in the event of litigation, or (ii) the expiration of three (3) months after Buyer notifies Seller of its damages and intent to offset, after which three-month period payments shall be made into an escrow account on reasonably standard terms (including indemnification and release of the escrow agent) pending final resolution of the matters in controversy. All fees and expenses of the escrow agent or otherwise arising out of the escrow arrangement, shall be divided evenly by Seller, on the one hand, and Buyer and Parent, collectively, on the other. In the event of a conversion of Note 1 and/or Note 2 prior to a final resolution, only such number of Parent Shares as are reasonably required to compensate the Buyer Indemnified Parties for their alleged Damages shall be held in escrow, and in any event, such Parent Shares shall be held subject to the Pledge Agreement. The Seller acknowledges and agrees that but for the right of offset contained in this Agreement, the Buyer would not have entered into this Agreement or any of the transactions comtemplated herein. If any legal action or other proceeding is brought for the enforcement of this Agreement, or any document, instrument, or agreement executed in connection herewith, or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Agreement or any document, instrument, or agreement executed in connection herewith, the successful or prevailing Party shall be entitled to recover reasonable attorneys' fees and other costs incurred in that action or proceeding. For purposes of this SECTION 8(B), if the claimant recovers more than one-half of its alleged Damages, then it shall be deemed the prevailing Party, and if the claimant recovers one-half of its alleged Damages or less, then the other Party shall be deemed the prevailing Party.

     9.  MISCELLANEOUS.

     A. PUBLIC ANNOUNCEMENTS. No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement (including the documents referred to herein) without the prior written approval of the Buyer and the Seller; provided, however, that any Party may make any public disclosure it believes in good faith upon the advice of legal counsel it is required by applicable law (in which case the disclosing Party will use its best efforts to advise the other Parties prior to making the disclosure).

     B. NO THIRD-PARTY BENEFICIARIES. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

     C. ENTIRE AGREEMENT. This Agreement (including the documents referred to herein) constitutes the entire agreement among the Parties and supersedes any prior understanding, agreements, or representations by or among the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

     D. SUCCESSION AND ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No party may assign either this Agreement or any of his or its rights, interests, or obligations hereunder without the prior written approval of the Buyer and the Seller; provided, however, that the Buyer may (i) assign any or all of its rights and interests hereunder (x) to one or more of its Affiliates, and (y) to one or more financial institutions lending funds to the Buyer for the purpose of financing the purchase of the Subject Shares hereunder and (ii) designate one or more of its Affiliates to perform its obligations hereunder (in any or all of which cases the Buyer nonetheless shall remain responsible for the performance of all of its obligations hereunder).

     E. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

     F. HEADINGS. The Section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

     G. NOTICES. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claims or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by overnight courier, and addressed to the intended recipient as set forth below:

     If to Mr. Block:     Martin H. Block
                          7014 Vagabond Drive
                          Falls Church, Virginia  22042

     With a copy to:      Mr. Alan Gnessin
                          Gnessin & Waldman
                          1300 19th Street, N.W., Suite 408
                          Washington, D.C.  20036
                          Telephone:  (202) 833-1547
                          Telefax:  (202) 452-1605

     If to the Buyer:     Litigation Resources of America-Northeast, Inc.
                          1001 Fannin, Suite 650
                          Houston, Texas  77002-2731
                          Telephone:  (713) 653-7100
                          Telefax:  (713) 673-7172
                          Attn:  Mr. Richard O. Looney, Chief Executive Officer

     Copy to:             Boyer Ewing & Harris Incorporated
                          Nine Greenway Plaza, Suite 3100
                          Houston, Texas  77046
                          Telephone:  (713) 871-2025
                          Telefax:  (713) 871-2024
                          Attn:  David A. Jones, Jr.

Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

     H. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE DOMESTIC LAWS OF THE STATE OF TEXAS WITHOUT GIVING EFFECT
TO ANY CHOICE OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE DISTRICT OF COLUMBIA OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF TEXAS.

     I. AMENDMENTS AND WAIVERS. No amendments of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Parties. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

     J. SEVERABILITY. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

     K. EXPENSES. Any costs or expenses (including legal or accounting fees and expenses) to be paid by the Company in connection with this Agreement and the transactions contemplated herein shall be paid by the Company prior to Closing, or accrued in the Effective Date Financial Reports.

     L. CONSTRUCTION. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation. The Parties intend that each representation, warranty, and covenant contained herein shall have independent significance. If any Party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty, or covenant.

     M. INCORPORATION OF EXHIBITS AND SCHEDULES. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

     N. ARBITRATION. If a dispute arises out of or relates to this Agreement, or the breach thereof, and if said dispute cannot be settled through negotiation, the Parties agree first to try in good faith to settle the dispute by mediation under the Commercial Mediation Rules of the American Arbitration Association, before resorting to arbitration, litigation, or some other dispute resolution procedure as required by this SECTION 9(N). Failing an adequate resolution by mediation, any controversy or claim arising out of or relating to this Agreement or the transactions comtemplated hereby, including any controversy or claim arising out of or relating to the Parties' decision to enter into this Agreement, shall be settled by binding arbitration. There shall be one arbitrator to be mutually agreed upon by the Parties involved in the controversy and to be selected from the National Panel of Commercial Arbitrators (or successor panel, if any). If within 45 days after service of the demand for arbitration the Parties are unable to agree upon such an arbitrator who is willing to serve, then an arbitrator shall be appointed by the American Arbitration Association in accordance with its rules. Except as specifically provided in this SECTION 9(N), the arbitration shall be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association. The arbitrator shall not render an award of punitive damages. Any arbitration commenced by Seller hereunder shall be held at the offices of Boyer, Ewing & Harris in Houston, Texas or such other location in metropolitan Houston, Texas, as may be selected by Parent. Any arbitration commenced by Buyer or Parent hereunder shall be held at the offices of Gnessin & Waldman in Washington, D.C., or such other location in metropolitan Washington, D.C. or Pittsburgh, Pennsylvania, as may be selected by Seller. Expenses related to the arbitration, including counsel fees, shall be borne by the Party incurring such expenses except to the extent otherwise provided herein. The fees of the arbitrator and of the American Arbitration Association, if any, shall be divided equally among the Parties involved in the controversy. Judgment upon the award rendered by the arbitrator (which may, if deemed appropriate by the arbitrator, include equitable or mandatory relief with respect to performance of obligations hereunder) may be entered in any court of competent jurisdiction. The arbitrator shall award the prevailing Party in any arbitration proceeding recovery of its attorneys' fees and other costs in connection with the arbitration from the non-prevailing Party. Injunctive relief can be sought in a court of appropriate jurisdiction.

     O. JURISDICTION AND VENUE. Each Party hereby agrees that venue for any litigation commenced by the Seller shall be commenced in Houston, Harris County, Texas, and that venue for any litigation commenced by Buyer or Parent with respect to the subject matter of this Agreement shall be in Washington, D.C. Each Party hereby irrevocably submits to personal jurisdiction in Houston, Harris County, Texas and Washington, D.C., as applicable, for purposes of this
SECTION 9(O). Each Party hereby waives all objections to personal jurisdiction and venue as described in this SECTION 9(O) for purposes of such litigation.

     IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on as of the date first above written.


                            BUYER:
                            -----

                            LITIGATION RESOURCES OF
                            AMERICA-NORTHEAST, INC.
                            a New York corporation



                            By: /s/ Richard O. Looney
                                ------------------------------------------
                                Richard O. Looney, Chief Executive Officer

                               SELLER:
                               ------


                               /s/ Martin H. Block
                               ----------------------------------------------
                               MARTIN H. BLOCK


                               PARENT:
                               ------

                               LITIGATION RESOURCES
                               OF AMERICA, INC.,
                               a Texas corporation



                               By: /s/ Richard O. Looney
                                   ------------------------------------------
                                   Richard O. Looney, Chief Executive Officer





                            SCHEDULES AND EXHIBITS

Schedule 3A  -     Exceptions to the Seller's Representations and Warranties
Schedule 3B  -     Exceptions to the Buyer's Representations and Warranties
Schedule 4A  -     Seller's Disclosure Schedule
Schedule 4B  -     Buyer's Disclosure Schedule

NEITHER THIS NOTE NOR THE SHARES OF COMMON STOCK ISSUABLE HEREUNDER HAVE BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, NOR THE SECURITIES LAWS OF ANY STATE. NEITHER THIS NOTE NOR SUCH SHARES MAY BE SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED AT ANY TIME, EXCEPT UPON (A) SUCH REGISTRATION, OR (B) DELIVERY TO THE ISSUER OF THIS NOTE OR SUCH SHARES OF AN OPINION OF COUNSEL, REASONABLY ACCEPTABLE TO THE ISSUER, THAT REGISTRATION IS NOT REQUIRED FOR SUCH TRANSFER, OR (C) THE SUBMISSION TO THE ISSUER OF THIS NOTE OR SUCH SHARES OF OTHER EVIDENCE, REASONABLY ACCEPTABLE TO THE ISSUER, TO THE EFFECT THAT ANY SUCH SALE, PLEDGE, HYPOTHECATION OR TRANSFER WILL NOT BE IN VIOLATION OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR OTHER APPLICABLE SECURITIES LAWS OF ANY STATE, OR ANY RULES OR REGULATIONS PROMULGATED THEREUNDER.

THE INDEBTEDNESS EVIDENCED BY THIS INSTRUMENT IS SUBORDINATED TO (A) THE SENIOR DEBT, AS DEFINED IN, PURSUANT TO, AND TO THE EXTENT PROVIDED IN, THE SUBORDINATION AGREEMENT EFFECTIVE AS OF THE DATE HEREOF BY THE MAKER HEREOF AND PAYEE NAMED HEREIN IN FAVOR OF TEXAS COMMERCE BANK NATIONAL ASSOCIATION, AND (B) THE SENIOR SUBORDINATED DEBT, AS DEFINED IN, PURSUANT TO, AND TO THE EXTENT PROVIDED IN, THE SUBORDINATION AGREEMENT EFFECTIVE AS OF THE DATE HEREOF BY THE MAKER HEREOF AND PAYEE NAMED HEREIN IN FAVOR OF THE DELAWARE STATE EMPLOYEES' RETIREMENT FUND, DECLARATION OF TRUST FOR DEFINED BENEFIT PLAN OF ICI AMERICAN HOLDINGS, INC., AND DECLARATION OF TRUST FOR DEFINED BENEFIT PLAN OF ZENECA HOLDINGS, INC.

THE SHARES OF COMMON STOCK ISSUABLE HEREUNDER HAVE BEEN PLEDGED PURSUANT TO THE TERMS OF A CONTINGENT STOCK PLEDGE AGREEMENT OF EVEN DATE HEREWITH, EXECUTED BY THE COMPANY AND THE HOLDER.


                LITIGATION RESOURCES OF AMERICA-NORTHEAST, INC.
                    Convertible Subordinated Promissory Note
                                    (Note 1)

$240,000                  Houston, Texas                   September 4, 1997


     Litigation Resources of America-Northeast, Inc., a New York corporation (the "Company"), for value received, hereby promises to pay to MARTIN H. BLOCK, an individual (the "Holder"), or permitted assigns, the principal sum of TWO HUNDRED FORTY THOUSAND AND NO/100 DOLLARS ($240,000.00) together with accrued interest on the amount of such principal sum, payable in accordance with the terms set forth below.

     THE OBLIGATIONS OF THE COMPANY CONTAINED IN THIS NOTE ARE SUBORDINATED TO ALL SENIOR INDEBTEDNESS, AS HEREINAFTER DEFINED, NOW OWING OR HEREAFTER EXISTING OR ARISING TO THE EXTENT SET FORTH IN THE SUBORDINATION AGREEMENTS, AS HEREINAFTER DEFINED, AND SHALL BE ON AN EQUIVALENT BASIS WITH OTHER SUBORDINATED INDEBTEDNESS, AS HEREINAFTER DEFINED.

                                   ARTICLE I
                                  Definitions

     For all purposes of this Note, except as otherwise expressly provided or unless the context otherwise requires, (i) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular, (ii) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles of the Accounting Principles Board of the American Institute of Certified Public Accountants and the Financial Accounting Standards Board that are applicable from time to time, and (iii) the words "herein" and "hereof" and other words of similar import refer to this Note as a whole and not to any particular Article, Section or other subdivision.

     1.1 "Annual Cash Flow" means the net income from operations of Block Court Reporting, Inc. before interest, taxes, depreciation and amortization ("Net Income"), calculated quarterly on a trailing twelve-month basis. For the first three quarterly computations during the term of this Note, Annual Cash Flow shall be computed as follows: For the first quarterly computation following the date of this Note, Net Income for the first calendar quarter following the date of this Note (the "First Calendar Quarter") shall be multiplied by four (4);
for the second quarterly computation following the date of this Note, Net Income for the second calendar quarter following the date of this Note shall be added to Net Income for the First Calendar Quarter and the sum (the "Second Quarter
Sum") shall be multiplied by two (2);   for the third quarterly computation
following the date of this Note, Net Income for the third calendar quarter following the date of this Note shall be added to the Second Quarter Sum and the total shall be divided by .75. If Net Income for a full calendar quarter is not available for purposes of this calculation, Net Income for the partial quarter shall be divided by the number of days in the partial quarter and the result shall be multiplied by 90 to create a full calendar quarter.

     1.2  "Block Cash Flow" means $178,770.

     1.3 "Board of Directors" means the board of directors of the Company as elected from time to time or any duly authorized committee of that board.

     1.4 "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in Houston, Texas are authorized or obligated by law or executive order to be closed.

     1.5 "Change in Control" shall mean a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934 (the "Exchange Act"); provided that, without limitation, such a change in control shall be deemed to have occurred if (W) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than the Holder or any Parent of the Holder becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 40% or more of the combined voting power of the Company's then outstanding securities other than as a result of the sale by the Parent of securities in a private transaction, and the Pecks Group of Investors no longer has the right to elect a majority of the Board of Directors of the Parent, or
(X) during any period of two consecutive years during the term of this Note, individuals who at the beginning of such period constitute the Board of Directors cease for any reason to constitute at least a majority thereof, unless the election of each director who was not a director at the beginning of such period is as a result of the stockholder permitted to designate such director to fill a position making a change in such designee or if additional directors are added to the board as a result of an expansion of the board of directors for purposes of the Company conducting a Public Offering or for any other business reason, or (Y) the Parent consummates a Public Offering, or (Z) all or substantially all of the assets of the Parent are sold.

     1.6 "Default" means any event which is, or after notice or passage of time would be, an Event of Default.

     1.7  "Event of Default" has the meaning specified in Section 3.1.

     1.8 "GAAP" means generally accepted accounting principles of the Accounting Principles Board of the American Institute of Certified Public Accountants and the Financial Accounting Standards Board that are applicable from time to time.

     1.9 "Indebtedness" of any Person means all indebtedness of such Person, whether outstanding on the date of this Note or hereafter created, incurred, assumed or guaranteed, (i) for the principal of, premium on and interest on all debts of the Person whether outstanding on the date of this Note or thereafter created for money borrowed by such Person (including capitalized lease obligations), money borrowed by others (including capitalized lease obligations) and guaranteed, directly or indirectly, by such Person, or purchase money indebtedness, or indebtedness secured by property ("Purchase Money Indebtedness") at the time of the acquisition of such property by such Person, for the payment of which the Person is directly or contingently liable, (ii) for all accrued obligations of the Person in respect of any contract, agreement or instrument imposing an obligation upon the Person to pay over funds, (iii) for all trade debt of the Person, and (iv) for all deferrals, renewals, extensions and refundings of, and amendments, modifications and supplements to, any of the indebtedness referred to in (i), (ii) or (iii) above.

     1.11 "Lien" means any mortgage, deed of trust, lien, security interest, pledge, claim, charge, liability, obligation or other encumbrance.

     1.12 "Maturity Date", when used with respect to this Note means September 15, 2002 (or such other date upon which this Note becomes due and payable).

     1.13 "Note" means this Convertible Subordinated Promissory Note.

     1.14 "Other Subordinated Indebtedness" means any other Indebtedness now or hereinafter due and owing by the Parent or its affiliates, and any preferred stock issued by the Parent, to any person who is the seller of a court reporting and/or litigation service business in connection with the financing of all or part of the purchase price thereof.

     1.15 "Parent" means Litigation Resources of America, Inc., a Texas corporation.

     1.16 "Parent Stock" means shares of common stock, $.01 par value, of Parent and any securities for which such stock may be exchanged or into which it may be converted.

     1.17 "Pecks Group of Investors" means those persons defined as "Investors" who are parties to the Securities Purchase Agreement dated effective January 17, 1997 among the Investors, the Parent and certain subsidiaries of the Parent, and the permitted assigns of the Investors.

     1.18 "Person" means any individual, corporation, partnership, joint venture, limited liability company, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

     1.19 "Public Offering" means the sale by the Parent of securities for cash in an underwritten public offering registered on the appropriate form with the SEC.

     1.20 "Purchase Agreement" means that certain Stock Purchase Agreement dated as of the date hereof, executed by and among the Company, the Parent and the Holder.

     1.21 "SEC" means the United States Securities and Exchange Commission or any other federal agency at the time administering the Securities Act of 1933 or any successor act thereto.

     1.22 "Senior Indebtedness" means any and all indebtedness, liabilities and obligations of the Parent or the Company to any Person other than Other Subordinated Indebtedness, whether direct or indirect, absolute or contingent, now owing or hereafter existing or arising, or due or to become due, including without limitation, future indebtedness (principal, interest, fees and expenses, collection costs or otherwise) and future advances of funds, and all modifications, renewals, extensions or rearrangements of any of the foregoing.

     1.23 "Subordination Agreements" means those certain Subordination Agreements executed as of even date herewith by and among the Company, the Parent, the Holder, and the holders of the Senior Indebtedness.

     1.24 "Subsidiary" means a corporation or other entity in which more than 50% of the outstanding voting stock or equity interests is owned or controlled, directly or indirectly, by the Company or any combination of the Company and one or more other Subsidiaries. For the purposes of this definition, "voting stock" means stock or other interests which ordinarily has voting power for the election of directors, and equity interests means the right to receive the profits of the entity, when disbursed, or the assets of the entity upon liquidation or dissolution.

                                   ARTICLE II
                                    Payments

     2.1 Interest. From the date of this Note through the Maturity Date, interest shall accrue hereunder on the unpaid outstanding principal sum of this Note at a rate of seven percent (7.0%) per annum, calculated on the basis of a 365-day year or 366-day year as the case may be. All past due payments of principal, and if permitted by applicable law, of interest shall bear interest from day to day at a rate of fourteen percent (14%) per annum, all to be computed from maturity (whether stated or by acceleration) until paid.

     2.2 Payment of Principal and Interest. Beginning September 15, 1997, the Company shall make quarterly payments of all accrued and unpaid interest and, in addition, beginning December 15, 1998, the Company shall make fifteen (15) quarterly payments of principal, each in the amount of fifteen thousand dollars ($15,000), on or before the 15th day of each December, March, June and September (and if the first day is not a Business Day, the first Business Day thereafter) of each quarter thereafter, with the sixteenth (16/th/) and final payment of principal and accrued interest being due and payable on September 15, 2002, subject to the provisions of Section 2.3 below. Prepayments will be credited first to the accrued but unpaid interest, and then to installments of unpaid principal in the order of maturity.

     2.3 Cash Flow Requirements. Notwithstanding Section 2.2 above, the Company shall not be required to make a quarterly payment of principal due under this Note if Block Court Reporting, Inc. has not generated Annual Cash Flow at least equal to the Block Cash Flow for the quarter ended on the last day of the month preceding the month in which the payment is due. In each such case, (i) the quarterly interest payment shall be deferred until the first regularly scheduled quarterly payment date which is not excused pursuant to the preceding sentence, at which time all accrued but unpaid interest shall become due and payable, and (ii) the Maturity Date shall be extended for an additional three-month period, at which time the Note shall be paid in full. This Section 2.3 shall not apply if a Termination Without Cause or Termination for Good Reason (as such terms are defined in the Employment Agreement of even date herewith between Block Court Reporting, Inc. and Martin H. Block) has occurred, or such Employment Agreement has expired, and

Annual Cash Flow for the quarter immediately preceding the date of termination or expiration was at least equal to the Block Cash Flow.

                                  ARTICLE III
                                    Remedies

     3.1  Events of Default.  An "Event of Default" occurs if:

          3.1.1 the Company defaults in the performance of any covenant made by the Company in this Note, and such default remains uncured for a period of 180 days after notice from the Holder; or

          3.1.2 the Company defaults in the performance of or breaches any of the terms, covenants, or conditions contained in any of the documents evidencing, securing or guaranteeing any Senior Indebtedness, including, but not limited to, any loan agreements, promissory notes or security agreements, and the applicable grace periods expire, unless such default is waived or the holders of the Senior Indebtedness elect not to declare a default thereunder or the Company is permitted to make payments under this Note; or

          3.1.3 (i) a receiver, liquidator, custodian, or trustee of the Company, or of any material property thereof is appointed by court order of a court of competent jurisdiction and such order remains in effect on the 90th day after its entry, or (ii) a petition is filed, a case is commenced, or relief is ordered against the Company under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution, or liquidation law of any jurisdiction, whether now or hereafter in effect, and is not dismissed with 90 days of such filing, commencement, or order; or

          3.1.4 the Company (i) commences a voluntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or any other case or proceeding and is adjudicated a bankrupt or insolvent, (ii) files a petition, answer or consent seeking reorganization or similar relief under any applicable federal or state law, (iii) makes an assignment for the benefit of creditors, or (iv) admits in writing its inability to pay its debts generally as they become due.

     3.2  Acceleration of Maturity.   This Note and all accrued interest shall
become immediately due and payable at the option of the Holder at any time after notice by Holder to the Company of the occurrence of an Event of Default which is not cured within fifteen (15) days thereafter. Notwithstanding the provisions of Section 3.1 herein, this Note and all accrued interest shall at the option of the Holder either become immediately (i) due and payable on the first Business Day following the date on which Texas Commerce Bank National Association, or its successors or assigns, accelerates the maturity of any Senior Indebtedness as the result of a transaction resulting in a Change of Control, or is paid in full (ii) convertible into shares of Parent Stock in connection with the consummation of the transactions resulting in a Change in Control, as further set forth in Article V hereof. The provisions of this
Section 3.2 shall govern notwithstanding any other agreement or document of the Company or the Parent (with the exception of the Subordination Agreements).

     3.3 Sale of Company. If all or substantially all of the stock or assets of the Company is or are sold, the Parent must either (i) pay this Note in full or cause this Note to be paid in full or (ii) assume the obligations of the Company under this Note.

                                   ARTICLE IV
                                   Covenants

     The Company covenants and agrees that, so long as this Note is outstanding:

     4.1 Payment of Principal and Accrued Interest. The Company will duly and punctually pay or cause to be paid the principal sum of this Note, together with interest accrued thereon from the date hereof to the date of payment, in accordance with the terms hereof, except to the extent of any limitations contained in the Purchase Agreement or the Subordination Agreements.

     4.2 Limitation on Liens. The Company will not create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, except for:

          (a) Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of the Company in conformity with GAAP;

          (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business in respect of obligations which are not overdue for a period of more than 90 days beyond the Company's customary payment terms or which are being contested in good faith by appropriate proceedings;

          (c) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation and deposits securing liability to insurance carriers under insurance or self-insurance arrangements;

          (d) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business not to exceed $1,000,000 in the aggregate at any given time;

          (e) encumbrances and restrictions on the use of real property which do not materially impair the use thereof;

          (f) any interest or title of (i) a lessor in assets being leased to the Company or (ii) a seller in assets being purchased by the Company; and

          (g) Liens granted in connection with the Senior Indebtedness.

                                   ARTICLE V
                                   Conversion

     5.1.1 Change In Control Other than Public Offering. On the date of and simultaneously with the closing of the first event following execution of this Note which causes a Change in Control (other than a Public Offering), the Holder shall have the one-time right to convert all, or any portion, of the outstanding principal balance of this Note and any accrued interest due thereon into shares of Parent Stock at a price equal to the Transaction Price, as hereinafter defined, and otherwise on and subject to the terms and conditions set forth in this Article V. As used in this Section 5.1.1, the term "Transaction Price" shall mean the value of the Parent Stock determined at the time of such transaction giving rise to a Change in Control. The Company must give the Holder 20 days' prior written notice of the date of the event (the "Event Date") giving rise to the Change in Control and the Holder may then exercise such Holder's right to convert all, or any portion, of the outstanding principal amount of this Note into shares of Parent Stock by (i) giving written notice at least 5 days prior to the Event Date to the Company that the Holder elects to convert all or a portion of the outstanding principal amount of this Note and any accrued interest due thereon into Parent Stock,

(ii) stating in such written notice the denominations in which the Holder wishes the certificate or certificates for Parent Stock to be issued, and (iii) surrendering this Note to the Company for notation or cancellation, as appropriate. If not exercised when it first becomes available, or if exercised only in part, the right to convert all or the portion of this Note for which this option has not been exercised as described herein shall not continue and shall expire at midnight, Houston, Texas time, on the date which is 5 days prior to the Event Date.

     5.1.2 Change In Control Upon Public Offering. Parent is currently proceeding with plans to conduct a Public Offering and, in connection therewith, currently intends to file a Registration Statement with the Securities and Exchange Commission on or after September 12, 1997. The Company will keep the Holder apprised of Parent's progress with respect to the Public Offering, and will deliver to the Holder drafts of the Registration Statement prior to the filing thereof. The Holder shall be required to promptly review each new draft of the Registration Statement and prior to the later of (i) September 9, 1997 or
(ii) forty-eight (48) hours prior to the actual filing of the Registration Statement, provide to the Company and the Parent written irrevocable notice of its election to convert all, or any portion, of the outstanding principal balance of this Note and any accrued interest due thereon (including any interest which has been withheld pursuant to Section 2.3) into shares of Parent Stock, at a price equal to the initial issuance price per share of the Parent Stock issued in the Public Offering, without giving effect to any underwriting discounts or commissions. In the event the Holder elects to exercise its right to convert, it shall also state in such notice the denomination in which the Holder wishes the certificate or certificates for Parent Stock to be issued, and surrender this Note to the Company for notation or cancellation, as appropriate. If not exercised prior to the later of (i) September 9, 1997, or (ii) forty-eight (48) hours prior to the filing of the Registration Statement, or if exercised only in part, the foregoing right to convert shall terminate with respect to any principal or interest not converted, and the unpaid principal balance, together with all accrued but unpaid interest, shall mature and become due and payable upon consummation of the Public Offering.

     5.2 Accrued Interest; Fractional Shares; Conversion Date. In the event of any conversion, the Company will, as soon as practicable after surrender of this Note and compliance by the Holder with the other conditions herein contained, cause to be issued and delivered to the surrendering Holder certificates for the number of full shares of Parent Stock to which the Holder shall be entitled as aforesaid, together with any unpaid interest on the principal amount, if not converted, accrued through the Event Date. The Holder shall not be entitled to receive fractional shares of Parent Stock upon conversion or script in lieu thereof, but the number of shares of Parent Stock to be received by the Holder upon conversion shall be rounded down to the next whole number and the Holder shall be entitled to payment for the fractional share in cash at the then applicable Transaction Price. Such conversion shall be deemed to have been made as of the Event Date, so that the persons entitled to receive the shares of Parent Stock upon conversion of the principal amount hereof shall be treated for all purposes as having been the record holder or holders of such shares of Parent Stock at such time.

     5.3 No Shareholder Rights; Representations and Agreements Upon Issuance. This Note shall not entitle the Holder to any voting rights or other rights as a stockholder of the Parent, or to any other rights whatsoever except the rights herein expressed and such as are set forth, and no dividends shall be payable or accrue in respect of this Note or the interest represented hereby or the Parent Stock purchasable hereunder until or unless, and except to the extent that, the outstanding principal amount hereof and any accrued interest due thereon shall be converted. No shares of Parent Stock can or will be issued upon conversion until the Holder becomes a party to a Shareholders' Agreement in the form required by the Parent and gives appropriate investment representations concerning knowledge about the investment and acknowledgments of any applicable restrictions on transferability.

                                  ARTICLE VI
                                 Miscellaneous

     6.1 Collection Fees. If this Note is placed in the hands of an attorney for collection, and if it is collected through any legal proceedings at law or in equity or in bankruptcy, receivership or other court proceedings, the Company hereby undertakes to pay all costs and expenses of collection including, but not limited to, court costs and the reasonable attorney's fees of Holder.

     6.2 Consent to Amendments. This Note may be amended, and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, if and only if the Company shall obtain the prior written consent to such amendment, action or omission to act from the Holder.

     6.3 Benefits of Note. Except as set forth in Section 3.3, nothing in this Note, express or implied, shall give to any Person, other than the Company, Holder, and their successors any benefit or any legal or equitable right, remedy or claim under or in respect of this Note.

     6.4 Successors and Assigns. All covenants and agreements in this Note contained by or on behalf of the Company and the Holder shall bind and inure to the benefit of the respective successors and assigns of the Company and the Holder.

     6.5 Restrictions on Transfer. This Note shall not be transferable or assignable in any manner whatsoever except in compliance with federal and state
securities laws, and if applicable, the laws of descent and distribution.   In
addition, any transfer or assignment shall be made expressly subject to the terms and provisions of the Contingent Stock Pledge Agreement and the Stock Purchase Agreement, and any defenses to payment or offset rights set forth therein.

     6.6 Waiver; Remedies Cumulative. No failure to exercise and no delay on the part of Holder in exercising any power or right in connection herewith shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. No course of dealing between the Company and Holder shall operate as a waiver of any right of Holder under this Note. No modification or waiver of any provision of this Note or any other instrument evidencing, securing, or guaranteeing this Note nor any consent to any departure therefrom shall in any event be effective unless the same shall be in writing and signed by the person against whom enforcement thereof is to be sought, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. All rights and remedies of Holder existing hereunder are cumulative to and not exclusive of any rights or remedies otherwise available thereto.

     6.7 Notice; Address of Parties. Except as otherwise provided, all communications to the Company or Holder provided for herein or with reference to this Note shall be deemed to have been sufficiently given or served for all purposes on the first business day after being sent by overnight courier to the following addresses: if to the Company, 1001 Fannin, Suite 950 Houston, Texas 77002, Fax 713/653-7172 or at any other address designated by the Company in writing to Holder; if to Holder, 7014 Vagabond Drive, Falls Church, Virginia 22042, or at any other address designated by Holder to the Company in writing.

     6.8 Separability Clause. In case any provision in this Note shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions in such jurisdiction shall not in any way be affected or impaired thereby; provided, however, such construction does not destroy the essence of the bargain provided for hereunder.

     6.9 Governing Law. This Note shall be construed and enforced in accordance with and governed by the laws of the State of New York.

     6.10 Arbitration. The arbitration provisions contained in Article 9 of the Purchase Agreement shall govern this Note.

     THIS NOTE, ANY AND ALL ADDITIONAL PROMISSORY NOTES, IF ANY, ISSUED BY THE COMPANY TO HOLDER, AND ALL DOCUMENTS AND INSTRUMENTS EXECUTED IN CONNECTION HEREWITH OR THEREWITH REPRESENT THE FINAL AGREEMENT BETWEEN THE COMPANY AND HOLDER WITH RESPECT TO THE OBLIGATIONS OWED THEREBY TO HOLDER AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE COMPANY AND HOLDER. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE COMPANY AND THE HOLDER. PAYMENT OF THIS NOTE IS SUBJECT TO THE PURCHASE AGREEMENT AND THE SUBORDINATION AGREEMENTS.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed on the date first above written.

                         LITIGATION RESOURCES OF AMERICA-NORTHEAST, INC., A NEW YORK CORPORATION

                         By:_____________________________________________
                            Name:________________________________________
                            Title:_______________________________________

          The Parent has executed this Note solely to evidence its agreement to the obligations, potential or actual, of the Parent with respect to (i) payment or assumption of this Note as set forth in Section 3.3 hereof, (ii) conversion of this Note into Parent Common Stock, as set forth in Section 3.2 and Article V hereof, and (iii) the arbitration provisions of Section 6.10 hereof.

                         LITIGATION RESOURCES OF AMERICA, INC.,
                         A TEXAS CORPORATION


                         By:_____________________________________________
                            Name:________________________________________
                            Title:_______________________________________

NEITHER THIS NOTE NOR THE SHARES OF COMMON STOCK ISSUABLE HEREUNDER HAVE BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, NOR THE SECURITIES LAWS OF ANY STATE. NEITHER THIS NOTE NOR SUCH SHARES MAY BE SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED AT ANY TIME, EXCEPT UPON (A) SUCH REGISTRATION, OR (B) DELIVERY TO THE ISSUER OF THIS NOTE OR SUCH SHARES OF AN OPINION OF COUNSEL, REASONABLY ACCEPTABLE TO THE ISSUER, THAT REGISTRATION IS NOT REQUIRED FOR SUCH TRANSFER, OR (C) THE SUBMISSION TO THE ISSUER OF THIS NOTE OR SUCH SHARES OF OTHER EVIDENCE, REASONABLY ACCEPTABLE TO THE ISSUER, TO THE EFFECT THAT ANY SUCH SALE, PLEDGE, HYPOTHECATION OR TRANSFER WILL NOT BE IN VIOLATION OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR OTHER APPLICABLE SECURITIES LAWS OF ANY STATE, OR ANY RULES OR REGULATIONS PROMULGATED THEREUNDER.

THE INDEBTEDNESS EVIDENCED BY THIS INSTRUMENT IS SUBORDINATED TO (A) THE SENIOR DEBT, AS DEFINED IN, PURSUANT TO, AND TO THE EXTENT PROVIDED IN, THE SUBORDINATION AGREEMENT EFFECTIVE AS OF THE DATE HEREOF BY THE MAKER HEREOF AND PAYEE NAMED HEREIN IN FAVOR OF TEXAS COMMERCE BANK NATIONAL ASSOCIATION, AND (B) THE SENIOR SUBORDINATED DEBT, AS DEFINED IN, PURSUANT TO, AND TO THE EXTENT PROVIDED IN, THE SUBORDINATION AGREEMENT EFFECTIVE AS OF THE DATE HEREOF BY THE MAKER HEREOF AND PAYEE NAMED HEREIN IN FAVOR OF THE DELAWARE STATE EMPLOYEES' RETIREMENT FUND, DECLARATION OF TRUST FOR DEFINED BENEFIT PLAN OF ICI AMERICAN HOLDINGS, INC., AND DECLARATION OF TRUST FOR DEFINED BENEFIT PLAN OF ZENECA HOLDINGS, INC.

THE SHARES OF COMMON STOCK ISSUABLE HEREUNDER HAVE BEEN PLEDGED PURSUANT TO THE TERMS OF A CONTINGENT STOCK PLEDGE AGREEMENT OF EVEN DATE HEREWITH, EXECUTED BY THE COMPANY AND THE HOLDER.


                LITIGATION RESOURCES OF AMERICA-NORTHEAST, INC.
                    Convertible Subordinated Promissory Note
                                    (Note 2)

$360,000.00               Houston, Texas                   September 4, 1997


     Litigation Resources of America-Northeast, Inc., a New York corporation (the "Company), for value received, hereby promises to pay to MARTIN H. BLOCK, an individual (the "Holder"), the principal sum of THREE HUNDRED SIXTY THOUSAND AND NO/100 DOLLARS ($360,000.00) together with accrued interest on the amount of such principal sum, payable in accordance with the terms set forth below.

     THE OBLIGATIONS OF THE COMPANY CONTAINED IN THIS NOTE ARE SUBORDINATED TO ALL SENIOR INDEBTEDNESS, AS HEREINAFTER DEFINED, NOW OWING OR HEREAFTER EXISTING OR ARISING TO THE EXTENT SET FORTH IN THE SUBORDINATION AGREEMENTS, AS HEREINAFTER DEFINED.

                                   ARTICLE I
                                  Definitions

     For all purposes of this Note, except as otherwise expressly provided or unless the context otherwise requires, (i) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular, (ii) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles of the Accounting Principles Board of the American Institute of Certified Public Accountants and the Financial Accounting Standards Board that are applicable from time to time, and (iii) the words "herein" and "hereof" and other words of similar import refer to this Note as a whole and not to any particular Article, Section or other subdivision.

     1.1 "Board of Directors" means the board of directors of the Company as elected from time to time or any duly authorized committee of that board.

     1.2 "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in Houston, Texas are authorized or obligated by law or executive order to be closed.

     1.3 "Change in Control" shall mean a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934 (the "Exchange Act"); provided that, without limitation, such a change in control shall be deemed to have occurred if (W) any "person" (as such term is used in Section 13(d) and 14(d) of the Exchange Act), other than the Parent or Holder, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 40% or more of the combined voting power of the Company's then outstanding securities other than as a result of the sale by the Parent of securities in a private transaction, and the Pecks Group of Investors no longer has the right to elect a majority of the Board of Directors of the Parent, or (X) during any period of two consecutive years during the term of this Note, individuals who at the beginning of such period constitute the Board of Directors cease for any reason to constitute at least a majority thereof, unless the election of each director who was not a director at the beginning of such period is as a result of the stockholder permitted to designate such director to fill a position making a change in such designee or if additional directors are added to the board as a result of an expansion of the board of directors for purposes of the Company conducting a Public Offering or for any other business reason, or (Y) the Parent consummates a Public Offering, or (Z) all or substantially all of the assets of the Parent or the Company are sold.

     1.4 "Default" means any event which is, or after notice or passage of time would be, an Event of Default.

     1.5   "Event of Default" has the meaning specified in Section 3.1.

     1.6 "GAAP" means generally accepted accounting principles of the Accounting Principles Board of the American Institute of Certified Public Accountants and the Financial Accounting Standards Board that are applicable from time to time.

     1.7 "Indebtedness" of any Person means all indebtedness of such Person, whether outstanding on the date of this Note or hereafter created, incurred, assumed or guaranteed, (i) for the principal of, premium on and interest on all debts of the Person whether outstanding on the date of this Note or thereafter created for money borrowed by such Person (including capitalized lease obligations), money borrowed by others (including capitalized lease obligations) and guaranteed, directly or indirectly, by such Person, or purchase money indebtedness, or indebtedness secured by property ("Purchase Money Indebtedness") at the time of the acquisition of such property by such Person, for the payment of which the Person is directly or contingently liable, (ii) for all accrued obligations of the Person in respect of any contract, agreement or instrument imposing an obligation upon the Person to pay over funds, (iii) for all trade debt of the Person, and (iv) for all deferrals, renewals, extensions and refundings of, and amendments, modifications and supplements to, any of the indebtedness referred to in (i), (ii) or (iii) above.

     1.8 "Lien" means any mortgage, deed of trust, lien, security interest, pledge, claim, charge, liability, obligation or other encumbrance.

     1.9 "Maturity Date" when used with respect to this Note means September 15, 2005 (or such other date upon which this Note becomes due and payable).

     1.10  "Note" means this Convertible Subordinated Promissory Note.

     1.11 "Other Subordinated Indebtedness" means any other Indebtedness now or hereinafter due and owing by the Parent or any of its affiliates, and any preferred stock issued by the Parent, to any person who is the seller of a court reporting and/or litigation service business in connection with financing all or part of the purchase price thereof.

     1.12 "Parent" means Litigation Resources of America, Inc., a Texas corporation.

     1.13 "Parent Stock" means shares of common stock, $.01 par value, of Parent and any securities for which such stock may be exchanged or into which it may be converted.

     1.14 "Pecks Group of Investors" means those persons defined as "Investors" who are parties to the Securities Purchase Agreement dated effective January 17, 1997, among the Investors, the Parent and certain subsidiaries of the Parent, and the permitted assigns of the Investors.

     1.15 "Person" means any individual, corporation, partnership, joint venture, limited liability company, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

     1.16 "Public Offering" means the sale by the Parent of securities for cash in an underwritten public offering registered on the appropriate form with the SEC.

     1.17 "Purchase Agreement" means that certain Stock Purchase Agreement dated as of the date hereof executed by and among the Company, the Parent and the Holder.

     1.18 "SEC" means the United States Securities and Exchange Commission or any other federal agency at the time administering the Securities Act of 1933 or any successor act thereto.

     1.19 "Senior Indebtedness" means any and all indebtedness, liabilities and obligations of the Company to any Person including Other Subordinated Indebtedness that is incurred by the Company or its affiliates in financing the purchase by it or its affiliates of a court reporting and/or litigation service business, whether direct or indirect, absolute or contingent, now owing or hereafter existing or arising, or due or to become due, including without limitation, future indebtedness (principal, interest, fees and expenses, collection costs or otherwise) and future advances of funds, and all modifications, renewals, extensions or rearrangements of any of the foregoing.

     1.20 "Subordination Agreements" means those certain Subordination Agreements executed as of even date herewith by and among the Company, the Holder, and the holders of the Senior Indebtedness.

     1.21 "Subsidiary" means a corporation or other entity in which more than 50% of the outstanding voting stock or equity interests is owned or controlled, directly or indirectly, by the Company or any combination of the Company and one or more other Subsidiaries. For the purposes of this definition, "voting stock" means stock or other interests which ordinarily has voting power for the election of directors, and equity interests means the right to receive the profits of the entity, when disbursed, or the assets of the entity upon liquidation or dissolution.

                                   ARTICLE II
                                    Payments

     2.1 Interest. From the date of this Note through the Maturity Date, interest shall accrue hereunder on the unpaid outstanding principal sum of this Note at a rate of six and three-eighths percent (6.375%) per annum, calculated on the basis of a 365-day year or 366-day year as the case may be.

     2.2 Payment of Principal and Interest. Beginning September 15, 1997, the Company shall make monthly payments of interest on the fifteenth day of each month during the term of this Note (and if the fifteenth day is not a Business Day, the first Business Day thereafter) with the entire principal amount of this Note and accrued interest thereon being due and payable on September 15, 2005. Prepayments of this Note are not permitted without the consent of the Holder in Holder's sole discretion.

                                  ARTICLE III
                                    Remedies

     3.1    Events of Default.  An "Event of Default" occurs if:

     3.1.1 the Company fails to make when due any payment of interest due under this Note, and such default remains uncured for a period of 10 days after notice from the Holder;

     3.1.2 the Company fails to make when due the principal payment due under this Note, and such default remains uncured for a period of 180 days after notice from the Holder; or

     3.1.3 the Company defaults in the performance of any other covenant made by the Company in this Note, and such default remains uncured for a period of 180 days after notice from the Holder.

     3.2 NO ACCELERATION OF MATURITY. REGARDLESS OF THE OCCURRENCE OF AN EVENT OF DEFAULT (AND THE EXPIRATION OF ANY APPLICABLE CURE OR GRACE PERIOD), THE HOLDER SHALL HAVE NO RIGHT TO ACCELERATE THE MATURITY OF THIS NOTE.

                                   ARTICLE IV
                                   Covenants

     The Company covenants and agrees that, so long as this Note is outstanding:

     4.1 Payment of Principal and Accrued Interest. The Company will duly and punctually pay or cause to be paid the principal sum of this Note, together with interest accrued thereon from the date hereof to the date of payment, in accordance with the terms hereof, except to the extent of any limitations contained in the Purchase Agreement or the Subordination Agreements.

                                   ARTICLE V
                                   Conversion

     5.1 Conversion Events. On the date of and simultaneously with the closing (the "Event Date") of the first event which causes a Change in Control, all of the outstanding principal amount of this Note shall be automatically converted into shares of Parent Stock at a price equal to $8.50 per share ("Conversion Price"), and otherwise on and subject to the terms and conditions set forth in this Article V. The outstanding principal amount of this Note shall be deemed converted into shares of Parent Stock on the Event Date but shall not be complete until (i) the Company has given written notice to the Holder, which notice shall be given at least twenty days prior to the Event Date, that the outstanding principal amount of this Note has been converted, which notice shall disclose the Conversion Price, the Event Date and the number of shares of Parent Stock to be received by the Holder (although failure to give notice shall not affect the conversion, nor the completion of same, upon performance by Holder of items (ii), (iii) and (iv) below), (ii) the Holder has delivered written instructions to the Company which states the denominations in which the Holder wishes the certificate or certificates for Parent Stock to be issued, (iii) the Holder has surrendered this Note to the Company, and (iv) the Holder has delivered to the Parent an executed counterpart of a shareholders' agreement (upon a Change of Control other than a Public Offering) and an investor representation letter, in form and content acceptable to Parent.

     5.2 Accrued Interest; Fractional Shares; Conversion Date. In the event of any conversion, the Company will, as soon as practicable after surrender of this Note and compliance by the Holder with the other conditions herein contained, cause to be issued and delivered to the surrendering Holder certificates for the number of full shares of Parent Stock to which the Holder shall be entitled as aforesaid, together with any unpaid interest on the principal amount converted accrued through the Event Date. The Holder shall not be entitled to receive fractional shares of Parent Stock upon conversion or script in lieu thereof, but the number of shares of Parent Stock to be received by the Holder upon conversion shall be rounded down to the next whole number and the Holder shall be entitled to payment for the fractional share in cash at the Conversion Price. Such conversion shall be deemed to have been made as of the close of business on the Event Date, so that the persons entitled to receive the shares of Parent Stock upon conversion of the principal amount hereof shall be treated for all purposes as having been the record holder or holders of such shares of Parent Stock at such time.

     5.3 No Shareholder Rights; Representations and Agreements Upon Issuance. This Note shall not entitle the Holder to any voting rights or other rights as a stockholder of the Parent, or to any other rights whatsoever except the rights herein expressed and such as are set forth, and no dividends shall be payable or accrue in respect of this Note or the interest represented hereby or the Parent Stock purchasable hereunder until or unless, and except to the extent that, the outstanding principal amount hereof shall be converted. No shares of Parent Stock can or will be issued upon conversion until the Holder becomes a party to a Shareholders' Agreement in the form required by the Parent and gives appropriate investment representations concerning knowledge about the investment and acknowledgments of any applicable restrictions on transferability.

                                  ARTICLE VI
                                 Miscellaneous

     6.1 No Collection Fees. If this Note is placed in the hands of an attorney for collection, and if it is collected through any legal proceedings at law or in equity or in bankruptcy, receivership or other court proceedings, the Company will not pay any costs or expenses of collection including, but not limited to, court costs and the reasonable attorney's fees of Holder.

     6.2 Consent to Amendments. This Note may be amended, and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, if and only if the Company shall obtain the prior written consent to such amendment, action or omission to act from the Holder.

     6.3 Benefits of Note. Nothing in this Note, express or implied, shall give to any Person, other than the Company, Holder, and their successors any benefit or any legal or equitable right, remedy or claim under or in respect of this Note.

     6.4 Successors and Assigns. All covenants and agreements in this Note contained by or on behalf of the Company and the Holder shall bind and inure to the benefit of the respective successors and assigns of the Company and the Holder.

     6.5 Restrictions on Transfer. This Note shall not be transferable or assignable in any manner whatsoever except in compliance with federal and state securities laws, and if applicable, the laws of descent and distribution. In addition, any transfer or assignment shall be made expressly subject to the terms and provisions of the Contingent Stock Pledge Agreement and the Stock Purchase Agreement, and any defenses to payment or offset rights set forth therein.

     6.6 Waiver; Remedies Exclusive. No failure to exercise and no delay on the part of Holder in exercising any power or right in connection herewith shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. No course of dealing between the Company and Holder shall operate as a waiver of any right of Holder under this Note. No modification or waiver of any provision of this Note or any other instrument evidencing, securing, or guaranteeing this Note nor any consent to any departure therefrom shall in any event be effective unless the same shall be in writing and signed by the person against whom enforcement thereof is to be sought, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. All rights and remedies of Holder existing hereunder are exclusive and not cumulative of any rights or remedies otherwise available thereto.

     6.7 Notice; Address of Parties. Except as otherwise provided, all communications to the Company or Holder provided for herein or with reference to this Note shall be deemed to have been sufficiently given or served for all purposes on the first business day after being sent by overnight courier to the following addresses: if to the Company, 1001 Fannin, Suite 650 Houston, Texas 77002, Fax 713/653-7172 or at any other address designated by the Company in writing to Holder; if to Holder, 7014 Vagabond Drive, Falls Church, Virginia 22042, or at any other address designated by Holder to the Company in writing.

     6.8 Separability Clause. In case any provision in this Note shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions in such jurisdiction shall not in any way be affected or impaired thereby; provided, however, such construction does not destroy the essence of the bargain provided for hereunder.

     6.9 Governing Law. This Note shall be construed and enforced in accordance with and governed by the laws of the State of New York.

     6.10 Arbitration. The arbitration provisions contained in Article 9 of the Purchase Agreement shall govern this Note.

     6.11 Antidilution Protection. The Company shall, and shall induce Parent to, grant to Holder any antidilution protection granted to any other holder of shares of Parent Stock or of securities, options, warrants or other rights to acquire, or any other securities convertible into, shares of Parent Stock, except for antidilution protection previously granted or granted in the future to institutional investors.

     THIS NOTE, ANY AND ALL ADDITIONAL PROMISSORY NOTES, IF ANY, ISSUED BY THE COMPANY TO HOLDER, AND ALL DOCUMENTS AND INSTRUMENTS EXECUTED IN CONNECTION HEREWITH OR THEREWITH REPRESENT THE FINAL AGREEMENT BETWEEN THE COMPANY AND HOLDER WITH RESPECT TO THE OBLIGATIONS OWED THEREBY TO HOLDER AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE COMPANY AND HOLDER. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE COMPANY AND THE HOLDER. PAYMENT OF THIS NOTE IS SUBJECT TO THE PURCHASE AGREEMENT AND THE SUBORDINATION AGREEMENTS.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed on the date first above written.

                         LITIGATION RESOURCES OF AMERICA-NORTHEAST, INC., A NEW YORK CORPORATION

                            By: /s/ RICHARD O. LOONEY
                                _________________________________________
                            Name:________________________________________
                            Title:_______________________________________

     The Parent has executed this Note solely to evidence its agreement to the obligations, potential or actual, of the Parent with respect to (i) conversion of the Note into Parent Common Stock, as set forth in Article V of this Note,
(ii) the arbitration provisions set forth in Section 6.10 hereof, and (iii) the antidilution provisions set forth in Section 6.11 hereof.

                         LITIGATION RESOURCES OF AMERICA, INC.,
                         A TEXAS CORPORATION

                            By: /s/ RICHARD O. LOONEY
                                _________________________________________
                            Name:________________________________________
                            Title:_______________________________________